UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material pursuant to §240.14a-12

NAPSTER, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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August 8, 2008

Dear Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 2008 Annual Meeting of Stockholders of Napster, Inc. to be held at our Napster offices located at 9044 Melrose Avenue, Los Angeles, California 90069, on September 18, 2008, at 10:00 a.m., local time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

During the Annual Meeting, stockholders will have the opportunity to ask questions. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed WHITE proxy card and promptly return it to us in the enclosed postage-prepaid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on September 18, 2008 and urge you to return your WHITE proxy card as soon as possible.

Sincerely,

/s/ Wm. Christopher Gorog
Wm. Christopher Gorog Chairman and Chief Executive Officer

NAPSTER, INC.

9044 MELROSE AVE.

LOS ANGELES, CALIFORNIA 90069

(310) 281-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 18, 2008

To the Stockholders of Napster, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Napster, Inc. will be held at 10:00 a.m., local time, on September 18, 2008, at our Napster offices located at 9044 Melrose Avenue, Los Angeles, California 90069 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect three directors for a term of three years expiring at the 2011 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2009;

3. To vote upon a proposal to amend the Company’s certificate of incorporation to eliminate the classified Board provision;

4. To vote upon a proposal submitted by stockholders regarding our Preferred Stock Rights Agreement dated May 18, 2001, if properly presented at the Annual Meeting; and

5. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on July 24, 2008 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

By order of the Board of Directors,

/s/ Aileen Atkins
Aileen Atkins Secretary

Los Angeles, California

August 8, 2008

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE FURNISHED FOR THAT PURPOSE.

NAPSTER, INC.

9044 MELROSE AVE.

LOS ANGELES, CALIFORNIA 90069

(310) 281-5000

PROXY STATEMENT

We are sending this Proxy Statement to you, the stockholders of Napster, Inc., a Delaware corporation, as part of our Board of Directors’ solicitation of proxies to be voted at our Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on September 18, 2008, at 9044 Melrose Avenue, Los Angeles, CA 90069, and any postponements or adjournments thereof.

We are mailing this Proxy Statement and proxy card on or about August 8, 2008. We are also enclosing a copy of our 2008 Annual Report to Stockholders, which includes our financial statements for the fiscal year ended March 31, 2008 (“fiscal 2008”). The Annual Report is not, however, part of the proxy materials.

The Company has received a notice from a stockholder seeking to nominate himself and two other stockholders for election to the Board of Directors at the Annual Meeting. Two of these stockholders have also notified the Company of their intention to present three additional proposals for consideration at the Annual Meeting. See “Other Matters” on page 43 of this Proxy Statement. You may receive proxy materials from these stockholders that solicit your proxy and ask you to support their director nominations to the Board of Directors and the three proposals. The Board of Directors has not endorsed the stockholder director nominations or any of the other three proposals. As a result, we urge stockholders NOT to sign or return any proxy card that you receive from these stockholders.

QUESTIONS AND ANSWERS

What am I voting on?

At the Annual Meeting, our stockholders will be voting on four proposals: (i) the election of three directors to serve until our 2011 annual meeting of stockholders and until their successors are duly elected and qualified; (ii) the ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm; (iii) the amendment of the Company’s certificate of incorporation to eliminate the classified Board provision; and (iv) if properly presented at the Annual Meeting, a stockholder proposal regarding our Preferred Stock Rights Agreement dated May 18, 2001.

We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof, including the director nominations and three additional stockholder proposals described under “Other Matters” on page 43 of this Proxy Statement, if properly presented at the Annual Meeting.

For the stockholder proposal regarding our Preferred Stock Rights Agreement and each of the additional matters described under “Other Matters” to be properly presented at the Annual Meeting, the stockholder that submitted the proposal or director nominations (or a qualified representative of that stockholder) must appear at the Annual Meeting to present the proposal or nominations. For these purposes, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of that stockholder or must be authorized by a writing executed by the stockholder or an electronic transmission delivered by the stockholder to act for the stockholder as proxy at the Annual Meeting, and such person must produce the writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the Annual Meeting. Pursuant to our bylaws, the chairman of the Annual Meeting will determine whether any business proposed to be transacted by our stockholders has been properly presented for stockholder action at the meeting, even if we have received proxies in respect of the vote on such matter.

How does the Board of Directors recommend I vote on the proposals?

Our Board of Directors recommends that the stockholders vote:

•	FOR the Board of Directors’ nominees for director, which are Richard J. Boyko, Philip J. Holthouse and Robert Rodin,

•	FOR the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending March 31, 2009 (“fiscal 2009”),

•	FOR the amendment to the Company’s certificate of incorporation to eliminate the classified Board provision, and

•	AGAINST the stockholder proposal regarding our Preferred Stock Rights Agreement dated May 18, 2001.

Who is entitled to vote at the meeting?

Stockholders of record as of the close of business on July 24, 2008, which is known as the record date, are entitled to vote at the Annual Meeting.

How do I vote?

If your shares are registered directly in your name, you are considered the “stockholder of record” with respect to those shares and this Proxy Statement and the WHITE proxy card are being sent directly to you by the Company. As the stockholder of record, you may direct your vote by completing, signing and dating the

WHITE proxy card you receive and returning it in the postage-prepaid envelope. As the stockholder of record, you also have the right to attend the Annual Meeting and vote in person. Most stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial owner,” and the proxy materials are being forwarded to you by your broker, bank or other nominee together with a WHITE voting instruction card. Because a beneficial holder is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you complete, sign and date the enclosed WHITE proxy card and return it promptly in the enclosed postage-prepaid envelope so that your vote will be counted if you later decide not to attend the Annual Meeting.

How will my shares be voted if I return a blank WHITE proxy card?

If you are a stockholder of record, and you return a signed WHITE proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the Board’s director nominees; FOR the ratification of the selection of PwC as our independent registered public accounting firm; FOR the amendment of the Company’s certificate of incorporation to eliminate the classified Board provision; and AGAINST the stockholder proposal regarding the Preferred Stock Rights Agreement dated May 18, 2001, if properly presented at the Annual Meeting. In addition, if you return a signed WHITE proxy card, the persons named in the proxy will exercise their discretion to vote AGAINST each of the three stockholder proposals discussed under “Other Matters” on page 43 of this Proxy Statement, if properly presented at the Annual Meeting, and will vote in their discretion with respect to any other business as may properly come before the meeting and any postponements or adjournments thereof. If you hold your shares in street name and do not provide your broker with voting instructions (including by returning a blank WHITE voting instruction card), your shares may be treated as “broker non-votes” and may not be counted in connection with certain matters (as described below).

How can I change my vote or revoke my proxy?

You have the right to change your vote or revoke your proxy at any time before your shares are actually voted at the Annual Meeting. If you are a stockholder of record, you may do so by:

•	notifying our corporate secretary in writing;

•	signing and returning a later-dated proxy card; or

•	voting in person at the Annual Meeting.

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

What does it mean if I receive more than one proxy or voting instruction card?

It probably means your shares are registered differently and are in more than one account. Sign and return all WHITE proxy or voting instruction cards to ensure that all your shares are voted.

As previously noted, the Company has received a notice from a stockholder seeking to nominate himself and two other stockholders for election to the Board of Directors at the Annual Meeting, and two of these stockholders have also notified the Company of their intention to present three additional proposals for consideration at the Annual Meeting. As a result, you may receive proxy materials and proxy cards from both the Company and these stockholders. The Board encourages you to vote each WHITE proxy or voting instruction card you receive and urges you not to sign or return any proxy card sent to you by these stockholders.

How many shares can vote?

As of the record date, 47,904,148 shares of our common stock were issued and outstanding. Holders of our common stock as of the record date are entitled to one vote per share for each matter before the meeting.

How many votes are required to approve the proposals?

Proposal 1:    A plurality of the shares of common stock present, in person or represented by proxy, and entitled to vote is required to elect the nominees for director. A plurality means that the nominees receiving the largest number of votes, up to the number of nominees to be elected, will be elected. Each stockholder will be entitled to vote the number of shares of common stock held as of the record date by that stockholder for each director position to be filled. Stockholders will not be allowed to cumulate their votes in the election of directors.

Proposal 2:    The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote on the proposal is required to ratify the selection of PwC as Napster’s independent registered public accounting firm for fiscal 2009.

Proposal 3:    The affirmative vote of holders of at least 80% of the outstanding shares of common stock entitled to vote generally in the election of directors, whether or not present or represented at the meeting, is required to approve the amendment to the Company’s certificate of incorporation to eliminate the classified Board provision.

Proposal 4:    The affirmative vote of holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote on the proposal is required to approve the stockholder proposal regarding the Preferred Stock Rights Agreement dated May 18, 2001, if such proposal is properly presented at the Annual Meeting.

If other matters are properly brought before the Annual Meeting, the vote required will be determined in accordance with applicable law, the Nasdaq Marketplace Rules, and Napster’s charter and bylaws, as applicable.

What constitutes a quorum?

A quorum is a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting. Both abstentions and broker non-votes are counted for determining the presence of a quorum. As there were 47,904,148 shares of our common stock outstanding as of the record date, we will need at least 23,952,075 shares present in person or by proxy at the Annual Meeting for a quorum to exist.

What happens if I abstain?

When an eligible voter attends the meeting, in person or by proxy, but decides not to vote, his or her decision not to vote is called an abstention. Properly executed proxy cards that are marked “abstain” on any proposal will be treated as abstentions for that proposal. In all matters other than the election of directors, abstentions have the same effect as votes AGAINST the proposal.

How will broker non-votes be treated?

If you are the beneficial owner of shares held in “street name” by a broker or nominee, the broker or nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker or nominee, that person will not be permitted to vote the shares with respect to “non-routine” items. In that event, your shares will be treated as broker non-votes and will not be counted in determining whether the number of votes necessary to approve those matters has been obtained. The stockholder proposal regarding the Preferred Stock Rights Agreement is a non-routine item. In addition, if proxies are solicited by the stockholder proponents in support of their director nominees and the three proposals described under “Other Matters” on page 43 of this Proxy Statement, then all items on the agenda for the Annual Meeting, including the election of directors, will be non-routine items for those brokerage accounts solicited. However, for those brokerage accounts not solicited or if proxies are not solicited by the stockholder proponents in support of their director nominees and the three proposals described under “Other Matters” on page 43 of this Proxy Statement, then the election of directors, the ratification of the selection of our independent registered public accounting firm and the amendment of our certificate of incorporation to eliminate the classified board provision will be considered “routine” items. In that event, the broker or nominee holding your shares of record will be permitted to vote your shares with respect to such matters even if you do not give specific instructions with respect to the voting of your shares and your shares will not be treated as broker non-votes.

Who can attend the Annual Meeting?

All stockholders as of July 24, 2008 can attend the Annual Meeting.

What do I need for admission to the Annual Meeting?

You are entitled to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner as of July 24, 2008, or you hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the Annual Meeting. You should be prepared to present photo identification for admission. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned Napster stock as of the record date, a copy of the WHITE voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

When are stockholder proposals due for the 2009 Annual Meeting?

Proposals for Inclusion in Proxy Statement.    If you want to include a stockholder proposal in the proxy materials for our 2009 Annual Meeting of Stockholders, it must be delivered to our corporate secretary at our principal office located at 9044 Melrose Avenue, Los Angeles, California 90069 no later than April 10, 2009. In addition, to be included in our proxy materials, your proposal must also comply with the Company’s bylaws and Rule 14a-8 under the Securities Exchange Act of 1934 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2009 Annual Meeting by more than 30 days from the anniversary date of this year’s Annual Meeting, your proposal must be received by our corporate secretary at our principal office a reasonable time before we begin to print and mail our proxy materials for the 2009 Annual Meeting.

Proposals and Director Nominations to be Addressed at Meeting.    If you intend to nominate persons for election to the Board of Directors at the 2009 Annual Meeting or you wish to present a proposal at our 2009 Annual Meeting and do not timely request inclusion of the proposal in our proxy statement, then we must receive written notice of such nomination or proposal no later than the close of business on May 21, 2009 (provided, however, that if the date of the 2009 Annual Meeting has been changed by more than 30 days from the date of the previous year’s meeting, nominations and proposals must be delivered no later than the close of business on the 120th day prior to the date of the 2009 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2009 Annual Meeting is first made, whichever occurs first). The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in the Company’s bylaws.

How will Napster solicit proxies for the Annual Meeting?

We are soliciting proxies by mailing this Proxy Statement and the WHITE proxy card to our stockholders. We will pay the solicitation costs and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners. We estimate that the total expenditures relating to our proxy solicitation (other than salaries and wages of officers and employees and the amount normally expended for a solicitation for an election of directors in the absence of a contest) will be approximately $140,000, of which approximately $14,000 has been incurred as of the date of this Proxy Statement. The Company may conduct the solicitation by mail, personally, telephonically or by facsimile through its officers, directors and employees identified on Appendix A, none of whom will receive additional compensation for assisting with the solicitation. The Company may also solicit stockholders through press releases issued by the Company, advertisements in periodicals and postings on the Company’s website. The Company has also engaged Laurel Hill Advisory Group, LLC, who may assist us in the solicitation of proxies for a fee not to exceed $75,000 plus out-of-pocket expenses. In addition, the Company has agreed to indemnify Laurel Hill Advisory against certain liabilities arising out of or in connection with the engagement. Laurel Hill Advisory has advised the Company that approximately 25 of its employees would be involved in the proxy solicitation by Laurel Hill Advisory on behalf of the Company.

How do I obtain a copy of the Annual Report on Form 10-K that Napster filed with the Securities and Exchange Commission?

Our Annual Report on Form 10-K is part of the Annual Report that is being mailed to you with this Proxy Statement. If, for whatever reason, you need another copy, we will provide one to you free of charge upon your written request to our corporate secretary at Napster, Inc., Attn: Secretary, 9044 Melrose Avenue, Los Angeles, California 90069.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

As permitted by applicable law, only one copy of the proxy materials, which include this Proxy Statement and the Annual Report, is being delivered to stockholders with the same last name residing at the same address, unless such stockholders have notified Napster of their desire to receive multiple copies of the proxy materials. Napster will promptly deliver within 30 days, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you are a stockholder at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of this Proxy Statement or the Annual Report, or if you desire to receive a separate proxy statement or annual report in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request by mail to our corporate secretary at Napster, Inc., Attn: Secretary, 9044 Melrose Avenue, Los Angeles, California 90069.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight directors. Our certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. At the Annual Meeting, three directors will be elected for a term of three years expiring at our 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board’s nominees, Richard J. Boyko, Philip J. Holthouse and Robert Rodin, are presently members of our Board of Directors. The Board of Directors recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as members of our Board of Directors. See “Nominees” below.

The five directors whose terms of office do not expire in 2008 will continue to serve after the Annual Meeting until such time as their respective terms of office expire and their respective successors are duly elected and qualified. See “Other Directors” below.

All nominees named below have consented to being named in this Proxy Statement and to serve as directors, if elected. If at the time of the Annual Meeting the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee(s) as our Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by our Board of Directors, as our Board of Directors recommends. The Board of Directors has no reason to believe that the nominees will be unable or decline to serve as directors if elected.

Nominees

The names of the Board’s nominees for election to our Board of Directors for a three-year term expiring at the 2011 Annual Meeting and certain biographical information concerning such nominees are set forth below:

Richard J. Boyko, age 59, has served as a director since April 2001. Mr. Boyko’s current term as a director expires at the Annual Meeting in 2008. Since July 2003, Mr. Boyko has served as the managing director of the VCU School of Mass Communications graduate program in advertising. Prior to that, Mr. Boyko served as co-president and chief creative officer of Ogilvy & Mather, an advertising agency. He joined Ogilvy & Mather in November 1990. Mr. Boyko also serves on the board of Martha Stewart Living Omnimedia. Mr. Boyko majored in advertising at Art Center College of Design.

Philip J. Holthouse, age 49, has served as a director since January 2004. Mr. Holthouse’s current term as a director expires at the Annual Meeting in 2008. Mr. Holthouse is a partner with Holthouse Carlin & Van Trigt LLP, which he co-founded in 1991. Mr. Holthouse holds a master’s degree in business taxation and a bachelor’s degree in business administration, both from the University of Southern California, a law degree from Loyola Law School in Los Angeles and is a certified public accountant.

Robert Rodin, age 54, has served as a director since April 2001. Mr. Rodin’s current term as a director expires at the Annual Meeting in 2008. Since October 2002, Mr. Rodin has been the founder and chief executive officer of the RDN Group, a management consulting firm. From 1999 through October 2002, Mr. Rodin was the founder, chairman of the board and chief executive officer of eConnections, a provider of extended supply chain intelligence solutions. From 1999 to 2000, Mr. Rodin served as Avnet’s president of global supply change management and electronic commerce solutions and as a member of Avnet’s global managing board. From 1991 through 1999, Mr. Rodin served as chief executive officer and president of Marshall Industries, an industrial electronics distributor prior to its sale to Avnet. Mr. Rodin also serves on the board of SM&A. Mr. Rodin holds a B.A. in psychology from University of Connecticut.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE ABOVE MENTIONED NOMINEES.

Other Directors

The following persons will continue to serve as members of our Board of Directors after the Annual Meeting until their respective terms of office expire (as indicated below) and their respective successors are duly elected and qualified:

Vernon E. Altman, age 62, has served as a director since December 2001. Mr. Altman’s current term as a director expires at the Annual Meeting in 2010. Mr. Altman is a senior partner and director of Bain & Company, a leading international consulting firm, and Mr. Altman leads Bain’s technology/telecommunication practice and Bain’s full potential transformation practice. Mr. Altman joined Bain at its founding in 1973. Mr. Altman received bachelor’s and master’s degrees in electrical engineering from Massachusetts Institute of Technology (MIT), and a master’s degree in management from MIT’s Sloan School.

Wm. Christopher Gorog, age 55, has served as our chief executive officer and a director since September 2000. Mr. Gorog’s current term as a director expires at the Annual Meeting in 2010. Mr. Gorog has served as our chairman of the board since September 2001. From February 1999 to September 2000, Mr. Gorog served as a consultant in the entertainment and media industry, including serving as advisor to J.H. Whitney, an asset management company, in HOB Entertainment, Inc.’s acquisition of Universal Concerts. From November 1995 to February 1999, Mr. Gorog served as president of new business development at Universal Studios, an entertainment company. From January 1995 to November 1995, Mr. Gorog served as executive vice president of group operations at Universal Studios. Mr. Gorog earned a B.A.S. in telecommunications and film from San Diego State University.

Joseph C. Kaczorowski, age 52, has served as a director since April 2001. Mr. Kaczorowski’s current term as a director expires at the Annual Meeting in 2009. Since June 2008, Mr. Kaczorowski has been a partner at Grosvenor Park, a specialist provider of financial solutions to the entertainment industry. Mr. Kaczorowski served as president of HOB Entertainment, Inc., an entertainment company, from May 2004 until January 2007. He joined HOB Entertainment, Inc. in August 1996. Mr. Kaczorowski holds a B.S. in accounting from St. John’s University and is a certified public accountant.

Ross Levinsohn, age 45, has served as a director since February 2007. Mr. Levinsohn’s current term as a director expires at the Annual Meeting in 2010. Since August 2007, Mr. Levisohn has been a partner with Velocity Interactive Group, a leading investment firm that focuses on digital media and communications. From January 2005 to December 2006, Mr. Levinsohn served as president of Fox Interactive Media (the internet and media arm of News Corporation). Mr. Levinsohn was formerly Senior Vice President and General Manager of Fox Sports Interactive Media from January 2001 to January 2005. Prior to joining Fox, Mr. Levinsohn was employed by AltaVista Network from April 1999 to June 2000, where he last served as Vice President and Executive Producer of the AltaVista Network. Before that, Mr. Levinsohn served as Vice President, Programming and Executive Producer of CBS Sportsline and as the Director of Production and Marketing Enterprises for HBO. Mr. Levinsohn received a B.A. in broadcast communications from American University.

Brian C. Mulligan, age 49, has served as a director since March 2003. Mr. Mulligan’s current term as a director expires at the Annual Meeting in 2009. Mr. Mulligan is currently chairman of Brooknol Advisors, LLC, an advisory and investment firm specializing in media and entertainment. From April 2004 through January 2005, Mr. Mulligan was a senior executive advisor—media and entertainment with Cerberus Capital Management LP, an investment firm. From September 2002 to March 2004, Mr. Mulligan founded and was a principal with Universal Partners, a group formed to acquire Universal Studios, Inc. From April 2002 to August 2002, Mr. Mulligan was an Executive Advisor with The Boston Consulting Group, Inc., a business consulting firm. From January 2001 to March 2002, Mr. Mulligan served as chairman and consultant for Fox Television, Inc., including the television stations group, cable channels, and business operations of the Fox Network of News Corporation. From November 1999 to December 2000, Mr. Mulligan was the chief financial officer of The Seagram Company Ltd., parent company of Universal Music and Universal Studios, Inc. From June 1999 to December 1999, he was co-chairman of Universal Pictures, Inc., an entertainment company. Mr. Mulligan holds a bachelor’s degree in business administration from the University of Southern California and a master’s degree in business administration from the John E. Anderson Graduate School of Management from the University of California, Los Angeles.

Director Independence

Our Corporate Governance Guidelines require that a majority of the directors serving on our Board of Directors meet the standard of director independence set forth in The Nasdaq Stock Market, Inc. listing standards as the same may be amended from time to time, as well as other factors not inconsistent with the Nasdaq listing standards that our Board of Directors considers appropriate for effective oversight and decision-making. Our Board of Directors has affirmatively determined that each of the directors, except Wm. Christopher Gorog, is an independent director.

Attendance at Meetings

Our Board of Directors met in person or conducted telephonic meetings a total of twelve (12) times during fiscal 2008. During that same period, the Board did not act by unanimous written consent. During fiscal 2008, no director attended fewer than 75% of the total number of meetings of the Board of Directors and all Board committees of which he was a member.

Policy Regarding Director Attendance at Annual Meetings of the Stockholders

It is the policy of Napster that at least one member of its Board of Directors will attend each Annual Meeting of Stockholders, and all directors are encouraged to attend such meetings. Napster will reimburse directors for reasonable expenses incurred in attending Annual Meetings of Stockholders. One director attended the Annual Meeting of Stockholders on September 20, 2007.

Communications with the Board of Directors

Stockholders may communicate with any and all company directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Chairman of the Board

or Board of Directors

or [individual director]

c/o Corporate Secretary

Napster, Inc.

9044 Melrose Avenue

Los Angeles, CA 90069

Fax: 310-281-5121

boardofdirectors@napster.com

The corporate secretary shall maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns with respect to the communication or the communication contains commercial matters not related to the stockholder’s stock ownership, as determined by the corporate secretary. The Board of Directors or individual directors so addressed shall be advised of any communication withheld for safety or security reasons as soon as practicable.

Committees of the Board of Directors

Our Board of Directors has established a standing audit committee, a standing compensation committee, a standing executive committee and a standing nominating and governance committee. Each of these committees (other than the executive committee) is comprised entirely of directors who are not officers of Napster.

Audit Committee

The audit committee of our Board of Directors (the “Audit Committee”) consists of three non-employee directors: Messrs. Altman, Kaczorowski, and Holthouse. Mr. Kaczorowski is the Chairperson of our Audit Committee. Our Audit Committee operates under a written charter that was originally adopted in 2001 and restated in July 2008. The Audit Committee Charter is available in the Corporate Governance section of our website at http://investor.napster.com. The Audit Committee Charter requires that the Audit Committee consist of three or more Board members who satisfy the “independence” requirements of Nasdaq and applicable law, including Rule 10A-3 under the Securities Exchange Act of 1934. Each of the members of the Audit Committee satisfies these requirements. In addition, the Board has determined that Mr. Kaczorowski is an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission. The Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and is responsible for the selection and retention of our independent registered public accounting firm. The Audit Committee has also considered whether the provision of non-audit services by PwC is compatible with maintaining the independence of PwC.

In discharging its duties, the Audit Committee oversees the following matters:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of our independent registered public accounting firm.

The Audit Committee met in person or conducted telephonic meetings a total of eleven (11) times during fiscal 2008. During that same period, the Audit Committee acted one (1) time by unanimous written consent.

Compensation Committee

The compensation committee of our Board of Directors (the “Compensation Committee”) consists of three non-employee directors: Messrs. Kaczorowski, Levinsohn and Rodin. Mr. Rodin is the Chairperson of our Compensation Committee. The Compensation Committee Charter was adopted in 2001 and restated in October 2005, and is available in the Corporate Governance section of our website at http://investor.napster.com. The restated Compensation Committee Charter requires that the Compensation Committee consist of two or more Board members who satisfy the “independence” requirements of Nasdaq and will qualify as non-employee directors under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as outside directors under Internal Revenue Code Section 162(m) and applicable law. Each of the members of the Compensation Committee satisfies these requirements.

The Compensation Committee met in person or conducted telephonic meetings a total of six (6) times during fiscal 2008. During that same period, the Compensation Committee acted one (1) time by unanimous written consent.

Executive Committee

The executive committee of our Board of Directors (the “Executive Committee”) consists of three non-employee directors and one employee director: Messrs. Gorog, Kaczorowski, Mulligan and Rodin. Our Executive Committee works with management in connection with the business and affairs of our company.

The Executive Committee Charter was adopted in January 2007, and is available in the Corporate Governance section of our website at http://investor.napster.com. According to the Executive Committee Charter, the Executive Committee will be comprised of three or more directors, and the members of the Executive Committee will be appointed by and serve at the discretion of our Board of Directors.

The Executive Committee met in person or conducted telephonic meetings a total of two (2) times during fiscal 2008. During that same period, the Executive Committee acted one (1) time by unanimous written consent.

Nominating and Governance Committee

The nominating and governance committee of our Board of Directors (the “Nominating & Governance Committee”) consists of two non-employee directors: Messrs. Boyko and Mulligan. Mr. Mulligan is the Chairperson of our Nominating & Governance Committee. Our Nominating & Governance Committee (a) assists our Board of Directors in identifying individuals qualified to become Board members and Board committee members, and selects, or recommends that the Board select, the director nominees for each Annual Meeting of stockholders and the Board committee nominees for approval by the Board; and (b) monitors and evaluates our Board’s corporate governance policies and makes recommendations to our Board with respect thereto.

Our Nominating & Governance Committee Charter was adopted August 15, 2003 and is available in the Corporate Governance section of our website at http://investor.napster.com. This charter requires that the Nominating & Governance Committee consists of two or more board members who satisfy the “independence” requirements of Nasdaq. Each of the members of the Nominating & Governance Committee satisfies these requirements.

The Nominating & Governance Committee met in person or conducted telephonic meetings a total of two (2) times during fiscal 2008. During that same period, the Nominating & Governance Committee did not act by unanimous written consent.

Director Qualifications

The Nominating & Governance Committee has established the following minimum criteria for evaluating prospective nominees:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•	Holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•	Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of Napster.

•	Ability to read and understand basic financial statements and other financial information pertaining to Napster.

•	Commitment to understand Napster and its business, industry and strategic objectives.

•

Commitment and ability to regularly attend and participate in meetings of our Board of Directors, Board committees and stockholders, number of other company boards on which the candidate serves and ability to generally fulfill all responsibilities as a director of Napster.

•	Willingness to represent and act in the interests of all stockholders of Napster rather than the interests of a particular group.

•	Good health and ability to serve.

•

For prospective non-employee directors, independence under Securities and Exchange Commission and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of Napster.

Other Factors for Potential Consideration

The Nominating & Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills and experiences.

•

Whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable stock exchange and Securities and Exchange Commission rules.

•

For incumbent directors standing for re-election, the Nominating & Governance Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to Napster.

•	Composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

Identifying and Evaluating Nominees for Directors

The Nominating & Governance Committee initiates the process by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating & Governance Committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).

Outside Advisors.    The Nominating & Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

Stockholder Suggestions for Potential Nominees.    The Nominating & Governance Committee will consider suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to Napster addressed to the Chairman of the Nominating & Governance Committee at Napster’s address. To be timely, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in Napster’s proxy statement for the subject Annual Meeting.

The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholder(s) making the nomination and the amount of Napster’s securities which are owned beneficially and of record by such stockholder(s); (3) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on the criteria described above; (4) a representation that the stockholder of record is a holder of record of stock of Napster entitled to vote on the date of submission of such written materials; and (5) any material interest of the stockholder in the nomination.

The Nominating & Governance Committee will evaluate a prospective nominee suggested by any stockholder in the same manner and against the same criteria as any other prospective nominee identified by the Nominating & Governance Committee from any other source.

Nomination of Incumbent Directors.    The re-nomination of existing directors is not automatic, but rather is based on continuing qualification under the criteria set forth above.

For incumbent directors standing for re-election, the Nominating & Governance Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to Napster, the number of other company boards on which the individual serves, composition of the Board at that time, and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

Upon completion of the above procedures, the Nominating & Governance Committee shall determine the list of potential candidates to be recommended to the full Board for nomination at the Annual Meeting.

Code of Conduct

We have adopted a Code of Conduct applicable to all employees, officers and Board members. The Code of Conduct was amended and restated in October 2005. A copy of the Amended and Restated Code of Conduct is available in the Corporate Governance section of our website at http://investor.napster.com and, along with the charters for our board committees, may be obtained upon request, without charge, by writing to our corporate secretary at Napster, Inc., attn: Secretary, 9044 Melrose Avenue, Los Angeles, CA 90069. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, applicable provisions of the Code of Conduct by our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions by posting such information on our website, at the address and location specified above.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

AUDIT COMMITTEE REPORT

To the Board of Directors

of Napster, Inc.

The Audit Committee has reviewed and discussed with Napster’s management and its independent registered public accounting firm, PricewaterhouseCoopers LLP, Napster’s audited financial statements for the years ended March 31, 2006, 2007 and 2008, known as the Audited Financial Statements. In addition, we have discussed with PricewaterhouseCoopers LLP the matters required by statement on Auditing Standards No. 61, as amended.

The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from Napster. We also have discussed with Napster’s management and PricewaterhouseCoopers LLP such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for Napster’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of Napster’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements, and relying thereon, we recommended to Napster’s Board of Directors the inclusion of the Audited Financial Statements in Napster’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

THE AUDIT COMMITTEE

Vernon E. Altman

Joseph C. Kaczorowski

Philip J. Holthouse

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2008, certain information with respect to the beneficial ownership of our common stock by:

•	each person or group of affiliated persons known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our Named Officers; and

•	all of our directors and executive officers as a group.

Unless otherwise specified, the address of each beneficial owner is 9044 Melrose Ave., Los Angeles, CA 90069.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares owned (%)
5% or Greater Stockholders
Eminence Capital, LLC(2) 65 East 55th Street, 25th Floor New York, NY 10022	4,275,838	8.94%
Lloyd I. Miller, III(3) 4550 Gordon Drive Naples, Florida 34102	2,355,679	4.92%
Executive Officers and Directors
Wm. Christopher Gorog(4)	3,094,274	6.24%
Bradford D. Duea(5)	620,118	1.29%
Christopher Allen(6)	450,000	*
Suzanne Colvin(7)	264,573	*
Nand Gangwani	63,331	*
Laura B. Goldberg	39,966	*
Vernon E. Altman(8)	52,344	*
Richard J. Boyko(9)	60,594	*
Philip J. Holthouse(10)	49,844	*
Joseph C. Kaczorowski(11)	77,813	*
Brian C. Mulligan(12)	56,563	*
Robert Rodin(13)	94,716	*
Ross Levinsohn(14)	15,625	*
All directors and executive officers as a group (11 persons)(15)	4,836,464	9.65%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 30, 2008 and shares that may be purchased through the Napster 2001 Employee Stock Purchase Plan on August 15, 2008. As of June 30, 2008, there were 47,853,159 outstanding shares of common stock. To our knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)	As reported on a Schedule 13D/A filed on May 27, 2008. The Schedule 13D/A was filed by: (a) Eminence Capital, LLC, a New York limited liability company (“Eminence Capital”); (b) Eminence GP, LLC, a New York limited liability company (“Eminence GP”); and (c) Ricky C. Sandler, a U.S. citizen. The Schedule 13D/A indicates that it relates to shares of the Company’s common stock held for the accounts of Eminence Partners, LP, a New York limited partnership (“Eminence I”); Eminence Partners II, LP, a New York limited partnership (“Eminence II”); and Eminence Fund, Ltd. (“Offshore Fund”), a Cayman Islands company. Eminence I, Eminence II and the Offshore Fund are collectively referred to as the “Eminence Funds.” According to the Schedule 13D/A, (a) Eminence Capital is the beneficial owner of, and has shared voting and dispositive power with respect to, 4,275,838 shares of common stock, (b) Eminence GP is the beneficial owner of, and has shared voting and dispositive power with respect to, 1,797,968 shares of common stock, and (c) Ricky C. Sandler is the beneficial owner of, and has shared voting and dispositive power with respect to, 4,275,838 shares of common stock. The Schedule 13D/A indicates that (i) Eminence Capital serves as the investment manager to the Eminence Funds with respect to the shares of common stock directly owned by the Eminence Funds and may be deemed to have voting and dispositive power over the shares held for the accounts of the Eminence Funds; (ii) Eminence GP serves as general partner or manager with respect to the shares of common stock directly owned by the Eminence Funds, respectively, and may be deemed to have voting and dispositive power over the shares held for the accounts of the Partnerships, and (iii) Mr. Sandler is the Managing Member of each of Eminence Capital and Eminence GP and may be deemed to have voting and dispositive power with respect to the shares of common stock directly owned by the Eminence Funds.

(3)	As reported on a Schedule 13G/A filed on February 8, 2008. The Schedule 13G/A was filed by Lloyd I. Miller to report his beneficial ownership of 2,355,679 shares of our common stock. The Schedule 13G/A indicates that Mr. Miller has sole voting and dispositive power over 1,186,067 of such shares as a manager of a limited liability company that is the general partnership of a certain limited partnership and as an individual. The Schedule 13G/A also indicates that Mr. Miller has shared voting and dispositive power over 1,169,612 of such shares as an investment advisor to the trustee of a certain family trust.

(4)	Includes options to purchase 1,755,267 shares of our common stock within 60 days of June 30, 2008, 750 shares of our common stock purchasable through the Napster 2001 Employee Stock Purchase Plan on August 15, 2008, and 957,858 unvested shares of restricted common stock. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event of a termination of the executive’s employment, forfeiture.

(5)	Includes options to purchase 257,394 shares of our common stock within 60 days of June 30, 2008, 750 shares of our common stock purchasable through the Napster 2001 Employee Stock Purchase Plan on August 15, 2008, and 288,697 unvested shares of restricted common stock. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event of a termination of the executive’s employment, forfeiture.

(6)	Consists of 400,000 unvested shares of restricted common stock. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event of a termination of the executive’s employment, forfeiture.

(7)	Includes 750 shares of our common stock purchasable through the Napster 2001 Employee Stock Purchase Plan on August 15, 2008 and 235,355 unvested shares of restricted common stock. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event of a termination of the executive’s employment, forfeiture.

(8)	Consists of options to purchase 42,969 shares of our common stock within 60 days of June 30, 2008 and 5,859 unvested shares of restricted common stock. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event that the director does not continue to be a member of the Board, forfeiture.

(9)	Includes options to purchase 49,219 shares of our common stock within 60 days of June 30, 2008 and 5,859 unvested shares of restricted common stock. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event that the director does not continue to be a member of the Board, forfeiture.

(10)	Includes options to purchase 30,469 shares of our common stock within 60 days of June 30, 2008 and 5,859 unvested shares of restricted common stock. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event that the director does not continue to be a member of the Board, forfeiture.

(11)	Includes options to purchase 59,063 shares of our common stock within 60 days of June 30, 2008 and 7,031 unvested shares of restricted common stock. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event that the director does not continue to be a member of the Board, forfeiture.

(12)	Includes options to purchase 37,813 shares of our common stock within 60 days of June 30, 2008 and 7,031 unvested shares of restricted common stock. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event that the director does not continue to be a member of the Board, forfeiture.

(13)	Includes options to purchase 59,063 shares of our common stock within 60 days of June 30, 2008 and 7,031 unvested shares of restricted common stock. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event that the director does not continue to be a member of the Board, forfeiture.

(14)	Consists of 10,546 unvested shares of restricted common stock. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event that the director does not continue to be a member of the Board, forfeiture.

(15)	Includes options to purchase 2,291,257 shares of our common stock within 60 days of June 30, 2008, 2,250 shares of our common stock purchasable through the Napster 2001 Employee Stock Purchase Plan on August 15, 2008 and 1,931,126 unvested shares of restricted common stock. See notes 4-14 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”), requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and changes in ownership of the Company’s common stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish us with copies of all of the reports they file pursuant to Section 16.

Based solely on our review of these reports and written representations from our directors and executive officers that no other reports were required, we believe that during fiscal 2008 all filing requirements applicable to the Reporting Persons pursuant to Section 16 were timely met, with the exception of the following Form 4 filings that were not timely filed to report the disposal of shares that were withheld and reacquired by the Company to satisfy tax withholding obligations on each vesting date occurring during fiscal 2008 with respect to restricted shares previously awarded to the Reporting Person: five (5) Form 4 filings for Wm. Christopher Gorog; five (5) Form 4 filings for Bradford D. Duea; and two (2) Form 4 filings for Suzanne M. Colvin. We also failed to timely file the following Form 4s for two former executive officers to report the disposal of shares that were withheld and reacquired by the Company to satisfy tax withholding obligations on each vesting date occurring during fiscal 2008 while such former executive officer remained subject to Section 16 with respect to restricted shares previously awarded to such former executive officer: three (3) Form 4 filings for Nand Gangwani and three (3) Form 4 filings for Laura Goldberg.

PROCESSES AND PROCEDURES FOR DETERMINATION OF EXECUTIVE AND DIRECTOR COMPENSATION

The Compensation Committee is responsible for discharging the Board of Directors’ responsibilities relating to the compensation of Napster’s executives and directors. The Compensation Committee evaluates and approves the compensation arrangements, plans, policies and programs that apply to our executive officers and members of our Board of Directors. Pursuant to the Compensation Committee’s Charter, its principal compensation related responsibilities, duties and areas of authority include, among other things:

•	To develop, review, evaluate and approve Napster’s overall compensation policies and establish appropriate performance-based incentives;

•

To review and approve the goals and objectives relevant to the compensation of our Chief Executive Officer, to evaluate the performance of our Chief Executive Officer and to determine the terms of the compensatory agreements and arrangements for our Chief Executive Officer;

•	To consider and approve the compensatory agreements and arrangements for our other executive officers;

•	To make recommendations to our Board of Directors with respect to Napster’s incentive compensation plans and equity-based compensation plans;

•	To review all of Napster’s other compensation plans and arrangements;

•	To set and review the compensation arrangements in effect for members of our Board of Directors and committees of our Board of Directors;

•	To retain compensation consultants, independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties; and

•	To perform any other appropriate activities.

The Compensation Committee’s Charter permits it to rely on members of management when performing its duties. The Compensation Committee takes into account our Chief Executive Officer’s recommendations regarding the corporate goals and objectives, performance evaluations and compensatory arrangements for Napster’s executive officers other than the Chief Executive Officer. In addition, our Board of Directors has delegated to our Chief Executive Officer the authority to approve certain stock option and restricted stock grants under Napster’s equity plans to persons who are not executive vice president level employees of Napster.

As indicated above, pursuant to its Charter, the Compensation Committee is authorized to retain compensation consultants to assist it in carrying out its duties. The Compensation Committee has the sole authority to terminate any compensation consultant it retains and to approve the firm’s fees and other retention terms. The Compensation Committee retained Hewitt Associates LLC at the end of fiscal 2007 to assist it in selecting Napster’s appropriate comparative peer group companies and to prepare a survey of the long-term equity incentive opportunities provided to executives by Napster and each of our peer group companies for compensation benchmarking purposes. Hewitt also assisted Napster in evaluating the dilutive effects of equity awards granted, or proposed to be granted, by Napster and our comparative peer group companies. The Compensation Committee also retained Hewitt at the end of fiscal 2008, with its review focused on modeling and evaluating the dilutive effects of the long-term equity incentive opportunities provided to executives by Napster and our comparative peer group companies.

DIRECTOR COMPENSATION—FISCAL 2008

The following table presents information regarding the compensation paid during fiscal 2008 to individuals who were members of our Board of Directors at any time during fiscal 2008 and who were not also our employees (referred to herein as “non-employee directors”). The compensation paid to any director who was also one of our employees during fiscal 2008 is presented below in the Summary Compensation Table—Fiscal 2008 and the related explanatory tables. Such employee-directors do not receive separate compensation for service on our Board of Directors.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2)(4) (c)	Option Awards ($)(1)(3)(4) (d)	Total ($) (h)
Vernon E. Altman	40,000	5,968	13,992	59,960
Richard J. Boyko	40,000	5,968	13,992	59,960
Philip J. Holthouse	40,000	5,968	26,480	72,448
Joseph C. Kaczorowski	54,000	28,675	16,793	99,468
Ross Levinsohn	40,000	12,800	—	52,800
Brian C. Mulligan	44,000	28,675	15,994	88,669
Robert Rodin	44,000	28,675	16,793	89,468

(1)	The amounts reported in Column (c) and Column (d) above reflect the aggregate dollar amounts recognized for stock and option awards for financial statement reporting purposes with respect to fiscal 2008 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see (i) the discussion of restricted stock and option awards contained in Note 10 (Employee Benefit Plans) to Napster’s Consolidated Financial Statements, included as part of Napster’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, and (ii) similar Employee Benefit Plan notes contained in Napster’s Consolidated Financial Statements filed on Form 10-Ks for prior fiscal years as to the restricted stock and option awards granted in those years, each of which notes is incorporated herein by reference.

(2)	As described below, each of our continuing non-employee directors is entitled to an annual award of 3,125 shares of restricted stock. Any continuing non-employee director serving as the chair of our Board of Directors or the Audit, Compensation or Nominating & Governance Committees is entitled to an additional 625 shares of restricted stock (for a total annual award of 3,750 shares of restricted stock). The grant date fair value for financial statement reporting purposes of the 3,125 restricted shares granted to each continuing non-employee director during fiscal 2008 was equal to $6,156 and the grant date fair value for financial statement reporting purposes of the additional 625 restricted shares granted to Messrs. Kaczorowski, Mulligan and Rodin during fiscal 2008 in respect of their chair positions was equal to $1,231. See footnote (1) above for the assumptions used to value these awards.

(3)	Beginning in January 2006, Napster began granting non-employee directors the equity portion of their compensation in the form of restricted shares instead of in stock options. The amounts reported for option awards represent the dollar amounts recognized in Napster’s fiscal 2008 financial statements for grants of option awards to non-employee directors prior to January 2006.

(4)	The following table presents the aggregate number of outstanding unvested shares of restricted stock and outstanding unexercised options held by each of our non-employee directors as of March 31, 2008. Any shares of restricted stock that vested before March 31, 2008 are not included in the following table in accordance with Securities and Exchange Commission rules.

Director	Number of Options Outstanding	Number of Shares of Restricted Stock Outstanding
Vernon E. Altman	43,750	7,031
Richard J. Boyko	50,000	7,031
Philip J. Holthouse	31,250	7,031
Joseph C. Kaczorowski	60,000	8,437
Ross Levinsohn	—	12,500
Brian C. Mulligan	38,750	8,437
Robert Rodin	60,000	8,437

Director Compensation

Compensation for non-employee directors during fiscal 2008 generally consisted of an annual cash retainer, an additional retainer for members of certain committees, meeting fees for members of the Executive Committee and awards of shares of restricted stock.

Annual Retainer

The following table sets forth the schedule of annual retainer and meeting fees for each non-employee director in effect during fiscal 2008:

Type of Fee	Dollar Amount
Annual Board Retainer	$30,000
Additional Annual Retainer for Service on any of the Audit Committee, Compensation Committee or Nominating & Governance Committee	$10,000
Per Meeting Fee for Attendance at Meetings of the Executive Committee	$2,000

All non-employee directors are also reimbursed for out-of-pocket expenses they incur serving as directors.

Restricted Stock Awards

Annual Grants.    Under our Amended and Restated 2001 Stock Plan (the “2001 Stock Plan”), each continuing non-employee director with at least six months of service automatically receives an annual award of 3,125 shares of restricted stock on each January 1. The annual award for non-employee directors serving as the chair of our Board of Directors or the Audit, Compensation or Nominating & Governance Committees is increased to 3,750, in light of the additional duties and responsibilities these directors are required to perform. Each share of restricted stock is an actual share of Napster’s common stock that remains subject to forfeiture, but which otherwise has the same voting and dividend rights as other shares of our common stock.

Each non-employee director’s annual grant of restricted shares becomes vested as to 6.25% of the shares subject to the grant on each quarterly anniversary of the grant date, meaning that each grant will be fully vested on the fourth anniversary of the grant date. Non-employee directors’ restricted shares will also become fully vested upon a change in control of Napster. The vesting of each non-employee director’s restricted shares is subject to the non-employee director’s service on our Board of Directors on the applicable vesting date. Unvested restricted shares will be forfeited for no value upon a non-employee director’s termination of services for Napster for any reason.

Our Board of Directors administers the 2001 Stock Plan with respect to non-employee director awards, and has the ability to interpret and make all required determinations under the plan, subject to plan limits. This authority includes making any required proportionate adjustments to outstanding restricted shares to reflect any impact resulting from various corporate events such as stock splits, stock dividends, combinations or reclassifications, and determining whether restricted shares should become fully vested in connection with a dissolution or liquidation of Napster.

Initial Grants.    Each non-employee director who is newly appointed to our Board of Directors is entitled to a one-time award of 12,500 shares of restricted stock on the date he or she is first appointed. If the new non-employee director is initially appointed as the chair of our Board of Directors or the Audit, Compensation or Nominating & Governance Committees, the size of the initial award is increased to 15,000 shares of restricted stock. Non-employee directors’ initial restricted share awards become vested in the same manner and according to the same vesting schedule described above for annual grants, and otherwise have the same material terms as annual restricted share awards. We did not make any initial grants during fiscal 2008, because no non-employee directors were newly appointed to our Board of Directors during this fiscal year.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive and principal financial officers of Napster, as well as a discussion of the material elements of compensation awarded to, earned or paid to two former officers who served as executive officers during fiscal 2008. As indicated in our Annual Report to Stockholders for fiscal 2008 filed on Form 10-K, we have determined that only four individuals were serving as executive officers of Napster at the end of our fiscal year. In accordance with Securities and Exchange Commission rules, the compensation of two of our former executive officers who left Napster during fiscal 2008 is also discussed. These six individuals are referred to as the “Named Officers” in this Proxy Statement.

Napster’s current executive compensation programs are determined and approved by the Compensation Committee. None of the Named Officers is a member of the Compensation Committee. As contemplated by its Charter, the Compensation Committee takes into account the Chief Executive Officer’s recommendations regarding the corporate goals and objectives, performance evaluations and compensatory arrangements for Napster’s executive officers other than the Chief Executive Officer. Our Interim Chief Financial Officer also advises the Compensation Committee with respect to the impact of executive and employee compensation on Napster’s actual and budgeted financial results. The other Named Officers do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers.

Executive Compensation Program Objectives and Overview

Napster’s current executive compensation programs are intended to achieve three fundamental objectives: (1) recruit and retain superior talent; (2) create a significant direct relationship between pay and performance; and (3) create proper incentives for the executives to enhance the value of Napster for the benefit of our stockholders. In structuring our current executive compensation programs, we are guided by the following basic philosophies:

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“At Risk” Compensation.    A significant portion of each executive’s compensation should be “at risk” and tied to Napster’s financial performance and the executive’s contributions to that performance. The percentage of total compensation that is “at risk” should be the highest for our executives.

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Competition.    Napster operates in the highly competitive technology industry and should provide competitive compensation opportunities so that we can attract and retain the superior talent needed for us to succeed in the evolving digital music distribution services market.

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Alignment with Stockholder Interests.    Executive compensation should be structured to align executives’ economic interests with those of our stockholders, and executive stock ownership should be encouraged. The equity portion of each executive’s compensation should be an important and significant component of the executive’s compensation.

As described in more detail below, the material elements of our current executive compensation programs for Named Officers include a base salary, an annual cash bonus opportunity, a long-term equity incentive opportunity, perquisites and severance and other benefits payable in connection with a termination of employment or change in control. We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives, as illustrated by the table below.

Compensation Element	Compensation Objectives Designed to be Achieved
Base Salary	• Recruit and retain superior talent

Annual Cash Bonus Opportunity	• Directly link pay to performance • Incentivize creation of stockholder value

Long-Term Equity Incentives	• Incentivize creation of stockholder value • Recruit and retain superior talent • Directly link pay to performance

Perquisites	• Recruit and retain superior talent

Severance and Other Benefits Payable Upon Termination of Employment or a Change in Control	• Recruit and retain superior talent

The individual compensation elements are intended to create a total compensation package for each Named Officer that we believe achieves our compensation objectives and provides competitive compensation opportunities relative to companies in our comparative peer group. With the help of our independent compensation consultant Hewitt Associates LLC, we selected Audible, Inc., Netflix, Inc., MIVA, Inc., Realnetworks, Inc., Redenvelope, Inc., Sirius Satellite Radio, Inc., United Online, Inc., Webex Communications, Inc., Websense, Inc. and XM Satellite Radio Holdings, Inc. as our peer group companies for fiscal 2008. In addition, we also utilized the companies included in the technology-focused Croner compensation survey for fiscal 2008 compensation comparison and benchmarking purposes. Further, Hewitt Associates LLC also reviewed proprietary peer group compensation data as part of its analysis. We believe that these peer group companies, which are generally in the technology sector, are comparable either in terms of product or industry, revenue levels or market capitalization, compete with us for executive talent and provide relevant comparative compensation data for Napster. Our benchmarking process for fiscal 2008 focused primarily on comparing the long-term equity incentives provided to the Named Officers in fiscal 2007 to similar equity compensation opportunities provided to comparable executives at our peer group companies during either calendar 2006 or their fiscal 2007. We also considered the dilutive effects of the long-term equity incentives provided by Napster to the Named Officers and other employees and by our peer group companies to their executives and employees.

Current Executive Compensation Program Elements

Base Salaries

Each of our Named Officers other than our Interim Chief Financial Officer is (or was, in the case of Mr. Gangwani and Ms. Goldberg) employed pursuant to the terms of an employment agreement. Each Named Officer’s employment agreement generally establishes his or her minimum base salary. This minimum base salary may be increased by Napster from time to time in its discretion, but may not be decreased below the initial amount specified in the employment agreement. The Compensation Committee generally reviews the base salaries for each Named Officer shortly after the end of our preceding fiscal year to determine whether any base salary increases are appropriate. In determining whether base salary increases for fiscal 2008 were appropriate, we considered each Named Officer’s length of service, our performance and growth, a subjective determination of each Named Officer’s past performance and expected future contributions, our cash reserves and a consideration of the historical base salaries and total cash compensation earned by comparable executives at our peer group companies (based on their published data). None of the Named Officers except Ms. Colvin received a base salary increase for fiscal 2008. In January 2008, we determined to increase Ms. Colvin’s base salary by an additional $7,433 per month for as long as she serves as Napster’s Interim Chief Financial Officer. The Compensation Committee determined this increase was appropriate in light of the increased responsibilities that Ms. Colvin assumed in her role as Interim Chief Financial Officer, and Napster has no intention to decrease Ms. Colvin’s base salary for as long as she continues in her current position. The Compensation Committee did not believe that increases for the other Named Officers were warranted. The Summary Compensation Table—Fiscal 2008 and 2007 below shows the base salary paid to each Named Officer for fiscal 2008.

Annual Cash Bonus Opportunity

None of the Named Officers is entitled to a pre-set fixed minimum annual bonus pursuant to their employment agreements or otherwise. Instead, any annual bonuses for the Named Officers are paid out in the discretion of the Compensation Committee. When determining whether to pay Named Officers annual bonuses for a given fiscal year, we generally consider our performance and growth during the year, individual performance and contributions and Napster’s financial condition and available cash reserves. In order to preserve our cash reserves and consistent with our objective of paying for performance and the creation of value for our stockholders, none of the Named Officers was paid an annual bonus for fiscal 2008.

In connection with Mr. Allen’s commencement of employment with Napster during fiscal 2008, he received two bonus payments—a sign-on bonus and a bonus payment intended to reimburse him on an after-tax basis for amounts that he was required to pay his former employer. Consistent with Napster’s objective of recruiting and retaining superior talent, the Compensation Committee determined that it was appropriate to pay Mr. Allen these one-time bonuses in order to facilitate his agreeing to leave his former employer and accept employment with Napster. The Compensation Committee also determined that it was appropriate to pay Ms. Colvin a retention bonus during fiscal 2008. The Summary Compensation Table—Fiscal 2008 and 2007 below shows the amount of the bonus payments made to Mr. Allen and Ms. Colvin in fiscal 2008.

Long-Term Equity Incentive Awards

Napster’s view is that long-term equity incentive awards should be an important and significant component of the Named Officers’ total compensation. Prior to fiscal 2007, we granted equity incentive awards exclusively in the form of stock options. Beginning with fiscal 2007, we determined that equity incentive awards should be granted in the form of shares of restricted stock. We determined to switch from stock options to restricted stock for a number of reasons, but some of the most important reasons were that (i) due to changes in the accounting rules brought on by FAS 123R, stock options no longer receive the same preferential financial accounting treatment relative to restricted stock awards, (ii) restricted stock awards reduce the dilution to Napster’s stockholders because we can provide a long-term incentive award having the same relative value as a stock option award and use fewer shares, and (iii) restricted stock awards provide a more predictable form of compensation and do not have the same bias towards incentivizing short-term price fluctuations that many critics have argued is inherent in stock options. The Summary Compensation Table—Fiscal 2008 and 2007 below reflects an amount for option awards with respect to certain of the Named Officers, even though no stock options were granted to any Named Officers during fiscal 2008. This is because prior stock option grants to these Named Officers continue to become vested over a four-year period following the original grant date, and Securities and Exchange Commission rules require us to report compensation related to the options throughout the vesting period.

Restricted stock awards to our Named Officers typically vest in four substantially equal annual installments over a four-year vesting period. We believe that this four-year vesting period provides an incentive for the Named Officers to remain in our employ and encourages stock ownership by the Named Officers that helps focus them on the long-term performance of our company. We believe the four-year vesting period together with annual grants expected to be made in successive years helps create a long-term incentive and strikes an appropriate balance between the interests of Napster, our stockholders and the individual Named Officers in terms of the incentive, value creation and compensatory aspects of these equity awards.

We considered several factors when determining the size of each Named Officer’s fiscal 2008 restricted stock award. These factors included (i) the total cash compensation paid to the Named Officers in fiscal 2007, and the fact that it was below the levels provided by most of our peer group companies, (ii) the number and value of options and restricted stock awards previously granted, (iii) dilution effects on our stockholders and ensuring that an appropriate number of shares would be available for awards to less-senior employees, (iv) the number and value of long-term equity awards made to comparable executives at our peer group companies (based on their published data) and (v) ensuring that the Named Officers were provided with total long-term equity compensation and total compensation opportunities that we thought were appropriate and competitive in order to maximize our ability to retain the Named Officers. Mr. Duea and Ms. Colvin also received special restricted stock awards during January 2008 that will become vested on December 31, 2008. These restricted stock awards were granted in exchange for their agreement to cancel certain of their outstanding stock options that could have been subject to adverse tax consequences under Section 409A of the Code. These special restricted stock awards were not made as part of the normal annual grant process and were intended primarily to compensate these Named Officers for the options they agreed to cancel.

The number of shares of restricted stock granted to each Named Officer during fiscal 2008 and the grant-date fair value of these shares as determined under FAS 123R for purposes of Napster’s financial statements is presented in the “Grants of Plan-Based Awards in Fiscal 2008” table below. A description of the material terms of the fiscal 2008 restricted stock awards is presented in the narrative section following the “Grants of Plan-Based Awards in Fiscal 2008” table below.

Perquisites

Napster provides certain perquisites and personal benefits to several of the Named Officers. Perquisites provided to one or more Named Officers include an automobile allowance, reimbursement of gym membership costs, reimbursement of the cost of certain concert tickets, financial planning and tax preparation assistance, a housing allowance and premiums for automobile, life and disability insurance coverage. We believe that perquisites and personal benefits are often a tax-advantaged way to provide certain of the Named Officers with additional annual compensation that supplements their other compensation opportunities, and therefore treat perquisites as another component of annual compensation that is merely paid in a different form. The perquisites and personal benefits, if any, paid to each Named Officer in fiscal 2008 are reported in the Summary Compensation Table—Fiscal 2008 and 2007 below, and are explained in more detail in footnote 5 thereto.

Severance and Other Benefits

Napster believes that severance protections can play a valuable role in recruiting and retaining superior talent. In the competitive technology industry in which we operate, where executives are commonly being recruited by both more established companies and by start-up ventures, severance and other termination benefits are an effective way to offer executives financial security to offset the risk of foregoing an opportunity with another company. At the end of fiscal 2008, all of the Named Officers who remained employed by Napster

(other than our Interim Chief Financial Officer) were entitled to severance benefits pursuant to their employment agreements. Outside of the change in control context described below, severance benefits are only payable under the employment agreements if a Named Officer’s employment is involuntarily terminated by us without cause, or if the Named Officer terminates his own employment for “good reason” as defined in his employment agreement. (However, under his employment agreement in place for fiscal 2008, Mr. Gorog or his estate will receive certain termination benefits if his employment terminates due to his death, disability or our decision to terminate his employment by failing to renew his employment agreement.) The “good reason” definition in each Named Officer’s employment agreement is different; however, we believe that each Named Officer would only have “good reason” to resign if Napster reduces or diminishes the officer’s compensation, position or work location in a manner that would result in a constructive termination of that Named Officer’s employment. Similarly, the level of each Named Officer’s severance or other termination benefits differ because, consistent with our objective of utilizing severance benefits to recruit and retain executives, we generally provide each Named Officer with amounts and types of severance benefits that we believe will permit us to recruit and/or continue to employ the individual Named Officer.

Certain of the Named Officers who remain employed by Napster will receive additional severance and other benefits upon the occurrence of a change in control of Napster and/or their termination of employment following a change in control. For example, Messrs. Duea’s and Allen’s employment agreements provide that their severance periods will be extended to 12 months (from six months) if their employment is involuntarily terminated by us without cause or by them for “good reason” following a change in control. Similarly, under Mr. Gorog’s employment agreement in place for fiscal 2008, his cash severance payments will be enhanced if his employment is involuntarily terminated by us without cause or if he resigns for any reason within twelve months after a change in control. We believe these enhanced severance benefits are appropriate because the occurrence, or potential occurrence, of a change in control transaction would likely create uncertainty regarding the continued employment of each Named Officer, and these enhanced severance protections encourage the Named Officers to remain employed with Napster through the change in control process and to focus on stockholders’ interests during the change in control.

In addition to the enhanced severance benefits described above, upon the occurrence of a change in control, 25% of the outstanding unvested stock option and restricted stock awards held by the Named Officers who remain employed by Napster will become fully vested pursuant to the terms of Napster’s equity plans (100% for Mr. Gorog under his employment agreement in place for fiscal 2008). An additional 25% of each such Named Officer’s outstanding unvested stock option and restricted stock awards will become fully vested on the first anniversary of the change in control, and 100% of these outstanding unvested awards will become fully vested if the employment of any of such Named Officers is involuntarily terminated by us without cause within twelve months after a change in control. With the exception of Mr. Gorog, the accelerated vesting provided to the Named Officers in connection with a change in control is generally the same as for Napster’s other less senior employees. Although certain of the accelerated option and restricted stock vesting described above is in the nature of a “single trigger” acceleration of vesting that will occur upon the occurrence of a change in control regardless of whether the award holder’s employment terminates, we believe this accelerated vesting is appropriate given the importance of long-term equity awards in our executive compensation program and the uncertainty regarding the continued employment of Named Officers that typically occurs in a change in control context. Our view is that this vesting protection helps assure the Named Officers that they will not lose the expected value of their options and restricted stock awards because of a change in control of Napster.

As part of his change in control severance benefits under his employment agreement in place for fiscal 2008, Mr. Gorog is reimbursed for the full amount of any excise taxes imposed on his severance payments and any other payments under Section 4999 of the Internal Revenue Code. We have provided Mr. Gorog with a “gross-up” for any parachute payment excise taxes that may be imposed because we determined the appropriate level of his change in control severance protections without factoring in the adverse tax effects that may result under Section 4999 of the Internal Revenue Code. The excise tax gross-up is intended to make Mr. Gorog whole for any adverse tax consequences he may become subject to under Section 4999 of the

Internal Revenue Code, and to preserve the level of his change in control severance protections that we have determined to be appropriate. The other Named Officers are not entitled to any similar gross-up payments.

Subsequent Events

Following the end of fiscal 2008, we entered into a new employment agreement with Mr. Gorog and a severance agreement with Ms. Colvin.

Mr. Gorog’s new employment agreement is similar to his prior employment agreement, although several material changes were made that are discussed below. If outside of the change in control context and after August 14, 2008, Mr. Gorog’s employment is involuntarily terminated by us without cause or if he terminates his own employment for “good reason,” his cash severance benefits will be equal to 9 months of his then current base salary, instead of 165% of his base salary. In the case of such a termination, Mr. Gorog will be entitled to accelerated vesting of his unvested stock option and restricted stock awards that had been scheduled to vest within 12 months following the date of his termination of employment, instead of accelerated vesting of all outstanding unvested stock option and restricted stock awards. Further, unlike Mr. Gorog’s prior employment agreement, his new employment agreement does not provide for any severance payment if Napster fails to renew the agreement at the end of its one-year term. Mr. Gorog’s new employment agreement also amended the vesting terms applicable to his restricted stock awards that are outstanding on August 15, 2008. Instead of vesting in annual installments, beginning after August 15, 2009, these restricted stock awards will vest in monthly installments.

Ms. Colvin's severance agreement provides that in the event we terminate her employment without cause or she terminates her employment for “good reason,” Ms. Colvin will be entitled to a cash severance payment equal to one-half of her annualized base salary at the highest rate in effect at any time in the one year preceding the termination, and we will pay her COBRA premiums for a period of six months from the date of termination. In the event such a termination of employment occurs upon or at any time following a change in control of Napster, the cash severance payment will equal one times such annualized base pay and the period of company-paid COBRA will be twelve months.

Section 162(m) Policy

Under current IRS guidance, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and other three most highly compensated executive officers (not including the principal financial officer). However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if certain other requirements are met.

Current base salary and anticipated bonus levels are not expected to exceed or materially exceed, as the case may be, the Section 162(m) limit. We have intended to structure stock option grants to Napster’s executive officers made in prior years as qualifying performance-based compensation for Section 162(m) purposes. Napster’s restricted stock awards are not, however, qualifying performance-based compensation for Section 162(m) purposes. In granting restricted stock awards, we have and will continue to consider the possibility that all or a portion of the grants may not be deductible by Napster to the extent that the income realized by the recipient of the grant in connection with the vesting of the award, when combined with other compensation paid to the executive officer in that year that does not satisfy the performance-based rules of Section 162(m), would exceed the $1,000,000 limit under Section 162(m).

Napster reserves the authority to award non-deductible compensation in such circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of

Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding Napster’s efforts, that compensation intended by Napster to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION (1)

The Compensation Committee has certain duties and powers as described in its Charter. The Compensation Committee is currently composed of the three (3) non-employee directors named at the end of this report, each of whom is independent as defined by Nasdaq listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Robert Rodin (Chairman)

Joseph C. Kaczorowski

Ross Levinsohn

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All of the Compensation Committee members whose names appear on the Compensation Committee Report above served as members of the Compensation Committee during all of fiscal 2008. No current member of the Compensation Committee is a current or former executive officer or employee of Napster, or had any relationships requiring disclosure by Napster under the Securities and Exchange Commission’s rules requiring disclosure of certain relationships and related-party transactions. None of Napster’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2008.

(1)	Filings with the Securities and Exchange Commission sometimes “incorporate information by reference.” This means a company is referring you to information that has previously been filed with the Securities and Exchange Commission, and that this information should be considered as part of the filing you are reading. Unless Napster specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SUMMARY COMPENSATION TABLE—FISCAL 2008 and 2007

The following table presents information regarding compensation of our Named Officers for services rendered during fiscal 2008. To the extent any Named Officers were also named officers for fiscal 2007, compensation information for fiscal 2007 is also presented for such Named Officers.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2)(4) (e)	Option Awards ($)(2)(3)(4) (f)	All Other Compensation ($)(5) (i)	Total ($) (j)
Wm. Christopher Gorog	2007	625,000	—	620,307	1,000,949	75,730	2,321,986
Chief Executive Officer and Chairman of the Board of Directors(6)	2008	625,000	—	1,020,014	495,311	98,561	2,238,886

Bradford D. Duea	2007	300,000	—	108,026	154,757	17,273	580,056
President	2008	300,000	—	219,675	97,021	28,223	644,919

Christopher Allen	2008	199,904	203,108	94,290	—	3,517	500,819
Chief Operating Officer

Suzanne M. Colvin	2008	231,560	40,560	93,789	47,046	18,357	431,311
Interim Chief Financial Officer, Vice President, Finance

Laura B. Goldberg	2007	300,000	—	152,063	118,743	6,527	577,333
Former Chief Operating Officer	2008	109,615	—	312,221	23,938	351,877	797,651

Nand Gangwani	2007	275,000	—	108,026	126,947	21,156	531,129
Former Vice President and Chief Financial Officer	2008	212,596	—	287,824	49,221	41,277	590,918

(1)	The amounts reported in Column (d) represent the following payments made to Mr. Allen in connection with his commencement of employment during fiscal 2008: (i) a sign-on bonus of $50,000 and (ii) a bonus payment of $153,108 intended to reimburse Mr. Allen on an after-tax basis for amounts that he was required to pay to his former employer. Column (d) also represents $40,560 for a retention bonus paid to Ms. Colvin for fiscal 2008.

(2)	The amounts reported in Column (e) and Column (f) above reflect the aggregate dollar amounts recognized for stock and option awards for financial statement reporting purposes with respect to the indicated fiscal year. For purposes of this calculation, we have disregarded any estimate of forfeitures related to service-based vesting conditions, and have only taken into account actual forfeitures to the extent permitted under Securities and Exchange Commission rules. For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see (i) the discussion of restricted stock and option awards contained in Note 10 (Employee Benefit Plans) to Napster’s Consolidated Financial Statements, included as part of Napster’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, and (ii) similar Employee Benefit Plan notes contained in Napster’s Consolidated Financial Statements filed on Form 10-Ks for prior fiscal years as to the restricted stock and option awards granted in those years, each of which notes is incorporated herein by reference.

(3)	Beginning with our fiscal 2006, Napster began granting Named Officers’ long-term compensation opportunity in the form of restricted shares instead of in stock options. The amounts reported for option awards represent the dollar amounts recognized in fiscal 2008 and 2007 financial statements for options granted prior to our fiscal 2006.

(4)

In connection with their terminations of employment during fiscal 2008, Mr. Gangwani forfeited 131,250 unvested restricted shares and 166,000 unvested stock options, and Ms. Goldberg forfeited 267,500 unvested restricted shares and 135,000 unvested stock options. In addition, Messrs. Gorog and Duea and

Ms. Colvin elected to cancel the following number of outstanding stock options during fiscal 2008 because Napster determined that such stock options could be subject to adverse tax consequences under Section 409A of the Internal Revenue Code: Mr. Gorog 380,875 stock options; Mr Duea: 21,762 stock options; and Ms. Colvin: 75,000 stock options.

(5)	The amounts reported in Column (i) for fiscal 2008 for Mr. Gorog include payments for unused accrued vacation of $48,077, an automobile allowance of $18,000, a $15,000 contribution for supplemental life and/or disability insurance coverage, $7,500 for financial planning and tax preparation assistance, $1,720 for automobile insurance, $6,730.78 from the Company’s 401(k) matching program and $1,533 for term life insurance premiums. The amounts reported for Mr. Duea for fiscal 2008 include payments for unused accrued vacation of $9,630, an automobile allowance of $7,800, a housing allowance of $7,200, $3,092.32 from the Company’s 401(k) matching program and $501 for term life insurance premiums. The amounts reported for Ms. Goldberg for fiscal 2008 include payments for unused accrued vacation of $26,461, $197 for term life insurance premiums, $165 in gym reimbursements and $325,054 for the full value of her cash severance payments and rights to continued health and welfare benefits provided by Napster. The amounts reported for Mr. Gangwani for fiscal 2008 include payments for unused accrued vacation of $33,584, an automobile allowance of $6,030 and $417 for term life insurance premiums, $1,045 in gym reimbursements and $200 for concert ticket reimbursement. The amounts reported for Mr. Allen for fiscal 2008 include payments for $353 for term life insurance premiums, $2,907.72 from the Company’s 401(k) matching program and $257 in gym reimbursements. The amounts reported for Ms. Colvin for fiscal 2008 include payments for term life insurance premiums of $520 and $3,101.67 from the Company’s 401(k) matching program.

(6)	Mr. Gorog serves as the Chairman of our Board of Directors, but does not receive any separate compensation for his service on our Board of Directors.

Compensation of Named Officers

The Summary Compensation Table—Fiscal 2008 and 2007 above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers during fiscal 2008 and 2007. The primary elements of each Named Officer’s total compensation reported in the table are base salary and compensation related to awards of shares of restricted stock and stock options (although no new stock options were granted during fiscal 2008 and 2007). Named Officers also earned or were paid the other benefits listed in Column (i) of the Summary Compensation Table—Fiscal 2008 and 2007, and Mr. Allen and Ms. Colvin received certain bonus payments that are described in footnote (1) to the Summary Compensation Table—Fiscal 2008 and 2007.

The Summary Compensation Table—Fiscal 2008 and 2007 should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Officer’s base salary for fiscal 2008 is provided immediately following this paragraph. The Grants of Plan-Based Awards in Fiscal 2008 table, and the description of the material terms of the shares of restricted stock granted in fiscal 2008 that follows it, provides information regarding the restricted shares awarded to Named Officers during fiscal 2008. The Outstanding Equity Awards at Fiscal 2008 Year-End and Option Exercises and Stock Vested in Fiscal 2008 tables provide further information on the Named Officers’ potential realizable value and actual value realized with respect to their equity awards. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the payments that are, or may become, payable to our Named Officers in connection with a termination of employment or change in control.

Description of Employment Agreements and Base Salary Amounts

Each of the Named Officers except Ms. Colvin is (or was, in the case of Mr. Gangwani and Ms. Goldberg) employed by Napster pursuant to the terms of an employment agreement. Each such Named Officer’s employment agreement generally establishes his or her minimum base salary. For example, Mr. Gorog’s employment agreement in effect at the end of fiscal 2008 and his new employment agreement both provide for a base salary of $625,000. Mr. Gorog’s base salary may be increased by Napster from time to time in its discretion, but may not be decreased below the base salary amount specified in his employment agreement. The other Named Officers’ employment agreements work similarly, as they each generally specify an initial base salary that may be increased in Napster’s discretion, but which may not be decreased. Although Ms. Colvin is not currently employed pursuant to an employment agreement, Napster has no intention to reduce her current base salary for as long as she serves as Napster’s Interim Chief Financial Officer.

As discussed in more detail in the Compensation Discussion and Analysis, our Compensation Committee reviews each Named Officer’s base salary on at least an annual basis to determine whether any increase in base salary is warranted. In making its determination, the Compensation Committee considers the factors discussed above under “Compensation Discussion and Analysis—Current Executive Compensation Program Elements.” Each Named Officer’s base salary earned for Napster’s fiscal 2008 was the amount reported for the officer in the Summary Compensation Table above. Messrs. Gorog, Duea, Allen and Ms. Colvin’s base salaries represented 28%, 47%, 40% and 54% of their respective total compensation amounts reported in the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2008

The following table presents information regarding the shares of restricted stock that were granted to the Named Officers during fiscal 2008 under our 2001 Stock Plan. The material terms of each grant are described below under “Description of Restricted Stock Awards.”

Name (a)	Grant Date (b)	Date of Compensation Committee Approval	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock Awards ($) (l)
Wm. Christopher Gorog	5/8/2007		400,000	1,668,000

Bradford D. Duea(1)	5/8/2007 1/1/2008	12/13/2007	115,000 7,447	479,550 14,671

Christopher Allen	8/6/2007		200,000	580,000

Suzanne M. Colvin(1)	5/8/2007 1/1/2008	12/13/2007	62,500 23,480	260,625 46,256

Laura B. Goldberg(2)	5/8/2007		165,000	688,050

Nand Gangwani(3)	5/8/2007		115,000	479,550

(1)	As noted in footnote 4 to the Summary Compensation Table—Fiscal 2008 and 2007 above, Mr. Duea and Ms. Colvin elected to cancel certain of their outstanding stock options during fiscal 2008 because Napster determined that such stock options could be subject to adverse tax consequences under Section 409A of the Internal Revenue Code. In exchange for agreeing to cancel such options, Mr. Duea and Ms. Colvin were each granted special awards of shares of restricted stock on January 1, 2008. The Compensation Committee approved these grants on December 13, 2007. Mr. Gorog also elected to cancel certain of his outstanding stock options because of Section 409A of the Internal Revenue Code, but he was not eligible for the same exchange opportunity.

(2)	The grant was cancelled upon termination, and no shares were vested as of Ms. Goldberg’s termination date.

(3)	28,750 shares of Mr. Gangwani’s May 8, 2007 restricted stock award were vested as of May 8, 2008 under the terms of his separation and general release agreement, the rest of the grant was cancelled.

Description of Restricted Stock Awards

2008 Equity Incentive Award.    During fiscal 2008, each Named Officer was granted a long-term equity incentive award under the 2001 Stock Plan in the form of shares of restricted stock. The shares of restricted stock are actual shares of our common stock that are subject to forfeiture prior to becoming vested. As such, the Named Officers are entitled to exercise voting rights and receive any dividends paid with respect to their shares of restricted stock in the same manner as our other stockholders, but these rights will cease upon any forfeiture of the restricted shares. Shares of restricted stock may generally not be transferred by the Named Officers prior to becoming vested.

Each Named Officer’s restricted stock award currently becomes vested in four substantially equal annual installments on the first four anniversaries of the grant date, subject to the Named Officer’s continued employment through each vesting date. All or a portion of each Named Officer’s restricted stock award may also become vested upon or in connection with a change in control of Napster, or upon certain terminations of the Named Officer’s employment without cause or for “good reason”. Napster also has the discretion to accelerate the vesting of all or a portion of each Named Officer’s restricted stock award in other appropriate circumstances. Any shares of restricted stock that are unvested upon a Named Officer’s termination of employment (after giving effect to any vesting occurring in connection with the termination of employment) will be forfeited for no value. Please see the “Potential Payments Upon Termination or Change in Control” section below for a description of the potential vesting of restricted stock awards that may occur in connection with a change in control or certain terminations of employment of the Named Officers who remain employed by Napster. The “Potential Payments Upon Termination or Change in Control” section also describes the restricted stock award vesting that Mr. Gangwani received in connection with his termination of employment.

The Compensation Committee administers the 2001 Stock Plan with respect to the Named Officers’ restricted stock awards, and has the ability to interpret and make all required determinations under the plan, subject to plan limits. This authority includes making any required adjustments to the number and kind of securities subject to outstanding restricted stock awards to reflect any impact resulting from various corporate events such as stock splits, stock dividends, combinations or reclassifications, and determining whether restricted shares should become fully vested in connection with a dissolution or liquidation of Napster. For example, if there is an extraordinary stock dividend with respect to our common stock at a time when restricted stock awards are unvested, the shares of stock distributed as part of the dividend will be restricted property that will be subject to the same vesting schedule and terms as the restricted shares to which they relate. Each Named Officer’s restricted stock award provides that upon vesting, Napster will generally withhold and reacquire a sufficient number of restricted shares that would otherwise be delivered to the Named Officer in order to satisfy the minimum amount of withholding tax obligations triggered by the vesting event.

Special Awards.    In exchange for agreeing to cancel certain of their outstanding stock options that could have been subject to adverse tax consequences under Section 409A of the Internal Revenue Code, Mr. Duea and Ms. Colvin were each granted special restricted stock awards on January 1, 2008. Each of these special restricted stock awards becomes vested on December 31, 2008, subject to the Named Officer’s continued employment through such vesting date. These special restricted stock awards otherwise have the same material terms described above for the 2008 long-term equity incentive awards.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

The following table presents information regarding the outstanding equity awards held by each Named Officer as of the end of fiscal 2008. Mr. Gangwani and Ms. Goldberg are not included in the table because they did not have any outstanding equity awards as of the end of fiscal 2008.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date(3) (f)	Number of Shares or Units of Stock That Have Not Vested (#)(4) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5) (h)
Wm. Christopher Gorog	487,000	—	—	8.50	4/19/2011	815,715	1,182,787
	200,000	—		15.25	9/24/2011
	375,000	—		15.25	9/24/2011
	328,125	46,875		4.13	8/06/2014
	224,517	—		3.87	8/13/2012
	93,750	—		7.47	9/18/2013

Bradford D. Duea	75,000	—	—	8.50	4/19/2011	194,947	282,673
	20,000	—		15.25	9/24/2011
	50,000	—		7.47	8/15/2013
	87,500	12,500		4.13	8/06/2014
	9,375	—		14.09	2/07/2012
	3,019	—		3.87	8/13/2012

Christopher Allen	—	—	—	—	—	200,000	290,000

Suzanne M. Colvin	—	—	—	—	—	109,730	159,109

(1)	All exercisable options are currently vested.

(2)	All unexercisable options are currently unvested. Subject to each Named Officer’s continued employment, these options ordinarily become vested over a four-year period, with the first 25% of each option grant becoming vested on the first anniversary of the grant date and 6.25% of each option grant becoming vested at the end of each three-month period after the first anniversary of the grant date. As described in the “Potential Payments Upon Termination or Change in Control” section below, all or a portion of each option grant may vest earlier in connection with a change in control or certain terminations of employment.

(3)	The expiration date shown is the normal expiration date and the latest date that options may be exercised. Options may terminate earlier in certain circumstances, such as in connection with a Named Officer’s termination of employment or in connection with a change in control.

(4)	Each restricted stock award (other than the special restricted stock awards granted to Mr. Duea and Ms. Colvin on January 1, 2008 that are described above) currently becomes vested in four substantially equal annual installments on the first four anniversaries of the grant date, subject to the Named Officer’s continued employment through each vesting date. As described in the “Potential Payments Upon Termination or Change in Control” section below, all or a portion of each restricted stock award may vest earlier in connection with a change in control or certain terminations of employment.

(5)	The aggregate market value of outstanding restricted stock awards is based on the closing price of Napster’s common stock on March 28, 2008, which was the last trading day prior to our fiscal year-end on March 31, 2008.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2008

The following table presents information regarding the vesting during fiscal 2008 of restricted stock awards held by the Named Officers. None of the Named Officers exercised any stock options during fiscal 2008.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Wm. Christopher Gorog	—	—	157,857	619,964
Bradford D. Duea	—	—	27,500	108,025
Christopher Allen	—	—	—	—
Suzanne M. Colvin	—	—	8,750	34,563
Laura B. Goldberg	—	—	38,750	152,313
Nand Gangwani	—	—	83,750	218,838

(1)	The dollar amounts shown in Column (e) above are determined by multiplying (i) the number of shares of restricted stock becoming vested by (ii) the per-share closing price of our common stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to the Named Officers who are currently employed by us in connection with certain terminations of their employment with Napster and/or a change in control of Napster. This section also describes the severance benefits provided to Mr. Gangwani and Ms. Goldberg in connection with their terminations of employment during fiscal 2008. All such benefits will be, or were, paid or provided by Napster. For purposes of this section, we have assumed that (i) the price per share of Napster’s common stock is equal to the closing price per share on March 31, 2008, or for Mr. Gangwani and Ms. Goldberg, the price on their respective dates of termination of employment, (ii) outstanding stock options and restricted shares are substituted or assumed in connection with a change in control, and (iii) the value of any stock options or shares of restricted stock that may be accelerated is equal to the full value of such awards (i.e., the full in the money “spread” value for stock options and the full closing price per share on the applicable date for restricted stock awards). In the event that outstanding stock options or restricted shares are not substituted or assumed in connection with a change in control, the Named Officers who are currently employed by Napster (and our other employees) would be entitled to full vesting of these awards in advance of such awards being terminated in connection with the change in control. Please see the “Severance and Other Benefits” section of the Compensation Discussion and Analysis for a discussion of how the payments and benefits presented below were determined.

Wm. Christopher Gorog.    Mr. Gorog’s employment agreement in effect at the end of fiscal 2008 provided for certain benefits to be paid to him if his employment terminated for one of the reasons described below. If Mr. Gorog’s employment had terminated during the term of his employment agreement due to his death, his estate would have been entitled to reimbursement of medical and dental benefit expenses under COBRA for 18 months for Mr. Gorog’s eligible dependents and to full vesting of all of Mr. Gorog’s outstanding stock option and restricted stock awards. Mr. Gorog’s stock options would generally have remained exercisable for one-year following his death, subject to earlier termination upon the expiration of the ordinary term of the options, a change in control or similar events. If Mr. Gorog’s employment had terminated during the term of his employment agreement due to his disability, he would have been entitled to the same termination benefits payable upon his death, and would also have received the maximum disability benefits that we provide for our other employees.

If during the term of Mr. Gorog’s employment agreement, his employment had been terminated by us without cause or by him for “good reason,” he would have been entitled to receive (i) a lump-sum payment within thirty days equal to 165% of his then applicable base salary, (ii) reimbursement of medical and dental benefit expenses under COBRA for 18 months for himself and his eligible dependents and (iii) full vesting of all of his outstanding stock option and restricted stock awards. Mr. Gorog’s stock options would generally have remained exercisable for their full ordinary term following such a termination of employment, subject to earlier termination upon a change in control or similar events. Mr. Gorog would have had “good reason” to terminate his employment if he determined in good faith that (a) there had been a material diminution of his duties, title, authority, or responsibilities, (b) he was required to report to anyone other than our Board of Directors, (c) Napster had materially breached his employment agreement, (d) he was required to be based somewhere other than New York, New York or Los Angeles or Santa Clara, California or (e) Napster had terminated his employment in a manner not permitted by his employment agreement.

If a change in control of Napster had occurred during the term of Mr. Gorog’s employment agreement, all of Mr. Gorog’s outstanding stock option and restricted stock awards would have immediately become fully vested, and Mr. Gorog would have been entitled to enhanced severance if his employment was terminated by us without cause or due to his resignation at any time within twelve months following the change in control. Mr. Gorog’s enhanced severance benefits would have been in lieu of the normal severance payments described above, and included (i) a lump-sum payment within thirty days equal to 299% of his then applicable base salary, (ii) a lump-sum annual bonus payment for the year in which his termination of employment occurred equal to his average annual bonus paid during the three preceding years, (iii) reimbursement of medical and dental benefit expenses under COBRA for 18 months for himself and his eligible dependents and (iv) a “gross up” payment to compensate him for any excise taxes imposed under Section 4999 of the Internal Revenue Code. Any stock options becoming vested in connection with a change in control would generally have remained exercisable for two years, subject to earlier termination in connection with the change in control or upon the expiration of the ordinary term of the options or similar events.

If Napster had terminated Mr. Gorog’s employment at the end of the initial term of his employment agreement on August 14, 2008 (for reasons other than because Napster and Mr. Gorog were unable to reach agreement on the terms of a new or extended agreement), Mr. Gorog would have been entitled to receive continued payment of a $625,000 base salary for nine months.

The following table lists the estimated amounts that would have become payable to Mr. Gorog under the circumstances described above assuming that the applicable triggering event occurred on March 31, 2008. For purposes of benefits payable in connection with a change in control, we have assumed that the change in control occurred on March 31, 2008 and that Mr. Gorog’s employment was terminated by us without cause or due to his resignation on the same day.

Type of Payment or Benefit	Estimated Value of Payments Upon Death ($)	Estimated Value of Payments Upon Disability ($)	Estimated Value of Payments Upon Termination Without Cause or for Good Reason (no Change in Control) ($)	Estimated Value of Payments Upon Resignation or Termination Without Cause After Change in Control ($)	Estimated Value of Payments Upon Non- Renewal of Agreement ($)
Continued Medical and Dental Coverage	26,523	26,523	26,523	26,523	—
Stock Option Acceleration	—	—	—	—	—
Restricted Stock Acceleration	1,182,787	1,182,787	1,182,787	1,182,787	—
Cash Payments (Base Salary)(1)	—	—	1,031,250	1,868,750	468,750
Excise Tax “Gross Up”	—	—	—	—	—

Estimated Total Value of Payments	1,209,310	1,209,310	2,240,560	3,078,060	468,750

(1)	In the event of a qualifying termination of Mr. Gorog’s employment following a change in control, Mr. Gorog would not have been entitled to any severance payment in respect of his annual bonus because he has not received an annual bonus payment during our last three fiscal years.

Mr. Gorog’s new employment agreement generally provides for the same severance benefits described above if his employment is terminated due to his death, disability or following the occurrence of a change in control. However, the new employment agreement provides for the severance benefits described below if Mr. Gorog’s employment is terminated by us without cause or by him for “good reason” during the term of the new employment agreement and prior to the occurrence of a change in control.

•

Except as provided below, if Mr. Gorog’s employment with Napster is terminated by us without cause or by Mr. Gorog for “good reason” on or before August 14, 2008, then Mr. Gorog will be entitled to receive (i) a lump-sum payment within thirty days equal to 165% of his then applicable base salary, (ii) reimbursement of medical and dental benefit expenses under COBRA for 18 months for himself and his eligible dependents and (iii) full vesting of all of his outstanding stock option and restricted stock awards. Mr. Gorog’s stock options will generally remain exercisable for their full ordinary term following such a termination of employment, subject to earlier termination upon a change in control or similar events.

•

If, on or before August 14, 2008, Mr. Gorog’s employment with Napster is terminated by us without cause or by Mr. Gorog for “good reason” and the Board of Directors determines in its sole discretion that Napster is not actively involved in discussions for a transaction, that if consummated, would result in a change in control, then Mr. Gorog will be entitled to receive (i) a lump-sum payment within thirty days equal to nine months of his then applicable base salary, plus, if the termination date is prior to August 14, 2008, the salary that would have been payable to Mr. Gorog if the termination had occurred on August 14, 2008, (ii) reimbursement of medical and dental benefit expenses under COBRA for 18 months for himself and his eligible dependents, and (iii) immediate accelerated vesting of Mr. Gorog’s unvested stock options and restricted stock awards that were scheduled to vest within the twelve months following the date of his termination of employment. Mr. Gorog will also be entitled to this level of severance benefits if, on or after August 15, 2008, Mr. Gorog’s employment with Napster is terminated by us without cause or by Mr. Gorog for “good reason”.

•

If, however, Mr. Gorog’s employment is terminated by Napster without cause, and a change in control occurs within six months after Mr. Gorog’s termination of employment, then Mr. Gorog will be entitled to the difference between the severance benefit that he received (as described above) and his change in control severance benefits.

Bradford D. Duea.    Under Mr. Duea’s employment agreement, if his employment is terminated by us without cause or by him for “good reason,” he will be entitled to receive (i) continued payment of his then current base salary for up to six months and (ii) reimbursement of medical and dental benefit expenses under COBRA for up to six months for himself and his eligible dependents. Mr. Duea would have “good reason” to terminate his employment if he is no longer allowed to work either (i) from home with a home office allowance of at least $600 per month and expenses incurred while traveling reimbursed in accordance with normal business travel processes or (ii) from an office in the Los Angeles area.

Pursuant to the terms of Napster’s equity plans applicable to all employees, if a change in control of Napster occurs, 25% of the unvested portion of each of Mr. Duea’s outstanding stock option and restricted stock awards will immediately become fully vested. An additional 25% of the unvested portion of each of Mr. Duea’s outstanding stock option and restricted stock awards will become fully vested on the first anniversary of the change in control, but only if Mr. Duea remains employed by us on this date. If Mr. Duea’s employment is terminated by us without cause before the first anniversary of the change in control, then all of his outstanding stock option and restricted stock awards will become fully vested upon the termination of his employment pursuant to the terms of Napster’s equity plans. In addition, under Mr. Duea’s employment agreement, the severance period for his continued salary and COBRA benefits will be extended to 12 months if Mr. Duea’s employment is terminated by us without cause or by him for “good reason” upon or any time after a change in control of Napster.

The following table lists the estimated amounts that would become payable to Mr. Duea under the circumstances described above assuming that the applicable triggering event occurred on March 31, 2008. For purposes of benefits payable in connection with a change in control, we have assumed that the change in control occurred on March 31, 2008 and that Mr. Duea’s employment was terminated by us without cause or by him for “good reason” on the same day.

Type of Payment or Benefit	Estimated Value of Payments Upon Termination Without Cause or for “Good Reason” (no Change in Control) ($)	Estimated Value of Payments Upon Termination Without Cause or for “Good Reason” After Change in Control ($)
Continued Medical and Dental Coverage	8,841	17,682
Stock Option Acceleration(1)	—	—
Restricted Stock Acceleration(1)	—	282,673
Cash Payments (Base Salary)	150,000	300,000

Estimated Total Value of Payments	158,841	600,355

(1)	Restricted stock and option acceleration will not occur upon a termination for “good reason”.

Christopher Allen.    Under Mr. Allen’s employment agreement, if his employment is terminated by us without cause or by him for “good reason,” he will be entitled to receive (i) continued payment of his then current base salary for six months and (ii) reimbursement of his COBRA premiums for six months. In addition, if Mr. Allen’s termination by us without cause or by him for “good reason” occurs within the twelve month period following his hire date, 25% of the restricted stock award granted to him during fiscal 2008 will immediately become fully vested. Mr. Allen would have “good reason” to terminate his employment if his (a) title, status, authority or responsibility is materially reduced, (b) base compensation is reduced or (c) principal place of work is relocated fifty miles or more from the greater Los Angeles area.

Pursuant to the terms of Napster’s equity plans applicable to all employees, if a change in control of Napster occurs, 25% of the unvested portion of each of Mr. Allen’s outstanding restricted stock awards will immediately become fully vested. An additional 25% of the unvested portion of each of Mr. Allen’s outstanding restricted stock awards will become fully vested on the first anniversary of the change in control, but only if Mr. Allen remains employed by us on this date. If Mr. Allen’s employment is terminated by us without cause before the first anniversary of the change in control, then all of his outstanding restricted stock awards will become fully vested upon the termination of his employment pursuant to the terms of Napster’s equity plans. In addition, under Mr. Allen’s employment agreement, the severance period for his continued salary and COBRA benefits will be extended to 12 months if Mr. Allen’s employment is terminated by us without cause or by him for “good reason” upon or any time after a change in control of Napster.

The following table lists the estimated amounts that would become payable to Mr. Allen under the circumstances described above assuming that the applicable triggering event occurred on March 31, 2008. For purposes of benefits payable in connection with a change in control, we have assumed that the change in control occurred on March 31, 2008 and that Mr. Allen’s employment was terminated by us without cause or by him for “good reason” on the same day.

Type of Payment or Benefit	Estimated Value of Payments Upon Termination Without Cause or for “Good Reason” (no Change in Control) ($)	Estimated Value of Payments Upon Termination Without Cause or for “Good Reason” After Change in Control ($)
Continued Medical and Dental Coverage	2,491	4,982
Restricted Stock Acceleration(1)	72,500	290,000
Cash Payments (Base Salary)	157,500	315,000

Estimated Total Value of Payments	232,491	609,982

(1)	Only 25% of Mr. Allen’s restricted stock award will vest upon a termination for “good reason” after a change in control.

Suzanne M. Colvin.    Pursuant to the terms of Napster’s equity plans applicable to all employees, if a change in control of Napster occurs, 25% of the unvested portion of each of Ms. Colvin’s outstanding restricted stock awards will immediately become fully vested. An additional 25% of the unvested portion of each of Ms. Colvin’s outstanding restricted stock awards will become fully vested on the first anniversary of the change in control, but only if Ms. Colvin remains employed by us on this date. If Ms. Colvin’s employment is terminated by us without cause before the first anniversary of the change in control, then all of her outstanding restricted stock awards will become fully vested upon the termination of her employment pursuant to the terms of Napster’s equity plans.

The following table lists the estimated amounts that would become payable to Ms. Colvin under the circumstances described above assuming that the applicable triggering event occurred on March 31, 2008. For purposes of benefits payable in connection with a change in control, we have assumed that the change in control occurred on March 31, 2008 and that Ms. Colvin’s employment was terminated by us without cause on the same day.

Type of Payment or Benefit	Estimated Value of Payments Upon Termination Without Cause (no Change in Control) ($)	Estimated Value of Payments Upon Termination Without Cause After Change in Control ($)
Restricted Stock Acceleration	—	159,109

Estimated Total Value of Payments	—	159,109

Ms. Colvin entered into a severance agreement with Napster on July 2, 2008 that provides certain severance protections for Ms. Colvin. The terms of the severance agreement are summarized above under “Compensation Discussion and Analysis—Subsequent Events.”

Nand Gangwani.    We entered into an employment separation and general release agreement with Mr. Gangwani in connection with his departure from Napster in December 2007. Pursuant to this agreement, Mr. Gangwani became entitled to accelerated vesting in 56,250 of the shares subject to his outstanding restricted stock awards, while the remaining unvested shares subject to his outstanding restricted stock awards were forfeited in connection with his termination of employment. The value of the restricted shares that were accelerated was equal to $110,813. The employment separation and general release agreement required Mr. Gangwani to execute a general release in favor of Napster. The agreement also required Mr. Gangwani to agree to a one year non-solicitation restriction covering our employees and customers, an indefinite restriction on the disclosure of confidential information as well as certain other restrictions.

Laura B. Goldberg.    In connection with Ms. Goldberg’s departure from Napster in August 2007, she became entitled to severance benefits pursuant to the terms of her employment agreement. The severance benefits included (i) a lump-sum payment equal to twelve months of her then current base salary ($300,000) and (ii) continued eligibility to participate in Napster’s health and welfare plans for twelve months (approximate value of $25,054). The total value of Ms. Goldberg’s severance benefits was $325,054.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director and Officer Indemnification

We have entered into indemnification agreements with each of our executive officers and directors that contain provisions that may require us, among other things:

(i)	to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities that arise from willful misconduct of a culpable nature);

(ii)	to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified; and

(iii)	to obtain directors’ and officers’ insurance if available on reasonable terms.

We maintain an insurance policy covering our officers and directors under which the insurer has agreed to pay the amount of any claim made against our officers or directors that such officers or directors may otherwise be required to pay or for which we are required to indemnify such officers and directors, subject to certain exclusions and conditions. The policy has a coverage limit of $40,000,000.

RELATED PERSON TRANSACTION POLICY

Our policies and procedures for the review, approval or ratification of related person transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K are as follows: (i) pursuant to the Audit Committee Charter, the Audit Committee reviews and approves all such related person transactions and (ii) pursuant to the Company’s Governance Guidelines for its Board of Directors, a majority of disinterested members of the full Board reviews and approves certain related person transactions involving board members.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PwC as our independent registered public accounting firm for fiscal 2009. PwC has audited our financial statements since 2001. It is expected that representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our amended and restated bylaws or otherwise. However, our Board of Directors is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. Shares represented by executed proxies will be voted, if specific instructions are not otherwise given, FOR the ratification of PwC as our independent registered public accounting firm. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote

The affirmative vote of holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote on the proposal is required to ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending March 31, 2009.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2. Proxies received by the Company will be voted FOR this proposal unless the stockholder otherwise specifies in the proxy.

Independent Registered Public Accounting Firm Fees

During the fiscal years ended March 31, 2008 and 2007, PwC provided various audit, audit-related, tax and other services to Napster as follows:

	2008	2007
Audit fees(1)	$846,000	$933,540
Audit-related fees(2)	1,500	22,581
Tax fees(3)	—	7,220
All other fees	—	—

Total	$847,500	$963,341

(1)	Audit Fees. This category includes the audit of the Company’s annual financial statements and the audit of internal controls and the related management assessment of internal controls, quarterly review of financial statements included in the Company’s 10-Q and audit services provided in connection with other statutory and regulatory filings.

(2)	Audit-Related Fees. This category includes fees related to services for the audit of the Company’s financial statements for both years. The amount for fiscal 2007 also includes services performed in connection with the liquidation of certain of the Company’s European subsidiaries.

(3)	Tax Fees. This category consists of fees billed for tax-related services, including compliance, planning, tax advice, and preparation of tax returns in certain overseas jurisdictions.

All of the audit fees, audit-related fees and tax fees, and all other fees described above, were pre-approved by the Audit Committee. The Audit Committee has delegated to Mr. Kaczorowski, the Chairman of our Audit Committee, the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees on behalf of the Audit Committee in accordance with Section 10A of the Securities Exchange Act of 1934.

The Audit Committee considered whether the provision of audit-related services, tax services, financial information systems design and implementation services and other non-audit services is compatible with PwC’s independence.

PROPOSAL 3

BOARD PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD PROVISION

Our Board of Directors is currently divided into three classes. Each director is elected to serve for a three-year term and until his or her successor is duly elected and qualified or until his or her death, resignation or removal. The terms of Rick J. Boyko, Phil Holthouse and Robert Rodin expire at the Annual Meeting, the terms of Joe Kaczorowski and Brian C. Mulligan expire at our 2009 annual meeting of stockholders and the terms of Ross Levinsohn, Chris Gorog and Vernon E. Altman expire at our 2010 annual meeting of stockholders.

A non-binding stockholder proposal requesting that our Board of Directors take the necessary steps to declassify the Board of Directors was included in the Company’s proxy statement for its 2007 annual meeting of stockholders, and holders of a majority of the shares of our common stock present at the meeting and entitled to vote on the proposal voted in favor of the proposal.

In light of stockholder sentiment at the 2007 annual meeting of stockholders and corporate governance trends, our Board of Directors met following the 2007 annual meeting of stockholders to consider the merits of eliminating the Company’s classified board structure. While our Board of Directors believes that the classified Board structure has promoted continuity and stability, encouraged a long-term perspective on the part of directors and enhanced the independence of our non-employee directors, it recognizes the view among a growing number of investors that classified boards reduce director accountability. Accordingly, after careful analysis, our Board of Directors has unanimously adopted a resolution approving an amendment to Paragraph B of Article VII of our certificate of incorporation, which will provide for the annual election of all directors. Our Board has further declared that such amendment is advisable and in the best interests of the Company and our stockholders and is recommending that our stockholders approve the amendment. The full text of the proposed amendment to the Company’s certificate of incorporation is set forth in Appendix B.

If the proposed amendment to our certificate of incorporation is approved, declassification of our Board of Directors will be phased in as follows:

•	Current directors, including those elected to a three-year term at the Annual Meeting, will continue to serve the remainder of their elected terms; and

•	Starting with the 2009 annual meeting of stockholders, directors will be elected annually so that by our 2011 annual meeting of stockholders, all directors will be elected annually.

If stockholders vote to approve this proposal, it will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company intends to file promptly following stockholder approval at the Annual Meeting.

Required Vote

The affirmative vote of holders of at least 80% of the Company’s outstanding shares of common stock entitled to vote generally in the election of directors, whether or not present or represented at the Annual Meeting, is required to approve the amendment to the certificate of incorporation to eliminate the classified Board provision.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE BOARD PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD PROVISION. Proxies received by the Company will be voted FOR this proposal unless the stockholder otherwise specifies in the proxy.

PROPOSAL 4

STOCKHOLDER PROPOSAL

Kavan Singh and Dalip Singh, who represent that they jointly and beneficially own 9,179 shares of the Company’s common stock, have given notice of their intention to present a proposal at the Annual Meeting. The proposal and the proponents’ supporting statement appear below in italics.

Our Board of Directors strongly opposes adoption of the proposal and asks stockholders to review the Board’s response, which follows the proposal and the proponents’ supporting statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

STOCKHOLDER PROPOSAL

RESOLVED: That the shareholders of Napster, Inc. request the Board of Directors to redeem the shareholder rights previously issued under the Preferred Stock Rights Agreement, also known as a “shareholder rights plan,” and not to adopt, extend or renew any shareholder rights plan unless such adoption, extension or renewal has been approved by the affirmative vote of the holders of a majority of shares present and voting on the matter.

SUPPORTING STATEMENT

Napster’s so-called “shareholder rights plan,” commonly known as a “poison pill,” was adopted in June 2001 without shareholder approval by the Board of Directors of Roxio, Inc., a predecessor company whose business was substantially sold prior to the transformation of the Company into its current form as a digital music service. This plan is currently set to expire in June 2011.

In our view, poison pills may be considered particularly unappealing to shareholders when combined with three other aspects of the Company’s Certificate of Incorporation and Bylaws, specifically: 1) that the Company’s Bylaws and Certificate of Incorporation require a nearly insurmountable 80% affirmative vote to declassify the board of directors, 2) that no provision exists in the Company’s Bylaws requiring management to solicit proxies on behalf of challengers to the incumbent board, i.e., any challenge to an incumbent director requires the unlikely acquiescence of the incumbent board if such challenge were to be communicated to shareholders by inclusion in the Company’s proxy statement, and 3) that the Company’s Certificate of Incorporation effectively allows the Board of Directors to change the number of directors on the board at any time for any reason without shareholder approval. Combined, these four factors make it extremely difficult for shareholders to have significant influence over matters that should rightly accede to shareholder oversight.

We believe shareholders of the company require and deserve more owner oversight, not less. Together, the four factors noted above create an environment in which management accountability and performance can be insulated from shareholder oversight. We urge the Board to eliminate one of these three factors, specifically, the Preferred Stock Rights Agreement, also known as the “stockholder rights plan” or “poison pill.”

WE URGE SHAREHOLDERS TO APPROVE THIS PROPOSAL.

This resolution is supported by Perry H. Rod and Thomas Sailors, who beneficially own 73,000 and 375,000 shares of Napster, Inc. common stock, respectively, as of the date of the proposal’s submission, and who also helped contribute to the drafting of this proposal.

BOARD OF DIRECTORS’ STATEMENT AND RECOMMENDATION AGAINST STOCKHOLDER PROPOSAL

Our Board of Directors opposes this proposal because it believes that the Company’s Preferred Stock Rights Agreement (the “Rights Plan”) assists the Board in protecting and enhancing stockholder value.

Our Board of Directors adopted the Rights Plan in order to protect the Company and its stockholders in the event of an unsolicited attempt by an acquirer to take over the Company in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics, such as partial or two-tier tender offers that do not treat all stockholders equally, to deprive the Company's Board of Directors and its stockholders of any real opportunity to determine the destiny of the Company. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares. The Board approved the Rights Plan in order to deter such tactics.

The Rights Plan also serves to enhance stockholder value in the event of a takeover attempt. While the Rights Plan is designed to deter coercive, unsolicited takeover attempts, it is not intended to prevent a takeover of the Company on terms determined to be fair to all stockholders or to deter a prospective acquirer who is willing to negotiate in good faith with the Board. Directors have a fiduciary duty to act in the best interests of stockholders. Our Board is comprised, with one exception, entirely of independent directors. Because the Board has the power to redeem the rights issued under the Rights Plan, the Rights Plan will encourage the potential acquirer to negotiate directly with our Board of Directors in order to avoid triggering issuance of the rights. This will provide the Board with the time and leverage to evaluate the proposed takeover offer and to consider other appropriate alternatives that would be most likely to maximize value for the Company’s stockholders, including seeking a price and transaction structure that the Board determines to be fair and in the best interests of the Company’s stockholders.

Finally, the Board of Directors believes that adoption of and any decision to redeem the Rights Plan is the responsibility of the Board of Directors. Neither the Delaware General Corporation Law nor the rules of the Nasdaq Stock Market require stockholder approval to adopt or continue a rights plan. A stockholder decision to redeem the Rights Plan now could make the Company’s stockholders vulnerable to an unsolicited takeover attempt on abusive and unfair terms and could adversely impact the Board’s ability to negotiate a superior offer. The Board believes that any decision to redeem the Rights Plan should be made by the Board in the context of a specific acquisition proposal.

Required Vote

The affirmative vote of holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote on the proposal is required to approve this proposal.

FOR THE REASONS OUTLINED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL. Proxies received by the Company will be voted AGAINST this proposal unless the stockholder otherwise specifies in the proxy.

OTHER MATTERS

The Company has received a notice from Perry H. Rod that he intends to nominate himself and two other stockholders for election to the Board of Directors at the Annual Meeting. The Company has also received notices from Perry Rod and Thomas Sailors of their intent to submit three proposals for consideration at the Annual Meeting, as follows:

•

Perry Rod and Thomas Sailors notified the Company of their intent to present a resolution at the Annual Meeting to amend the Company’s bylaws to require majority, rather than plurality, voting to elect directors.

•

Perry Rod and Thomas Sailors also notified the Company of their intent to present a resolution at the Annual Meeting urging the Board of Directors to adopt a policy under which stockholders could vote at each annual meeting on an advisory resolution, to be proposed by the Company’s management, to ratify the compensation of each of the Company’s named executive officers.

•

Thomas Sailors notified the Company of his intent to sponsor a resolution at the Annual Meeting requesting that the Board of Directors establish a policy whereby, whenever possible, the roles of Chairman of the Board and Chief Executive Officer be separated.

In his notice to the Company, Mr. Rod indicated that he plans to solicit proxies in support of each of the above proposals. However, neither Mr. Rod nor Mr. Sailors provided the Company with a written statement, within the time-frame determined under Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, that he intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry each of the proposals. Accordingly, if these proposals are properly presented at the Annual Meeting, then in accordance with Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the persons named in the proxy will have the discretion to vote on these proposals for you and will exercise their discretion to vote AGAINST each of these proposals.

The Board of Directors has not endorsed the stockholder director nominations or any of the other three proposals. As a result, we urge stockholders NOT to sign or return any proxy card that you receive from these stockholders.

Except as described in this Proxy Statement, our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

By order of the Board of Directors

/s/ Aileen Atkins

Aileen Atkins

Secretary

Los Angeles, California,

July 29, 2008

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND

RETURN THE ENCLOSED WHITE PROXY PROMPTLY.

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS

IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of our directors, nominees, officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with the Annual Meeting.

Directors and Nominees

The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section above titled “Proposal No. 1: Election of Directors” of the Proxy Statement. The name and business address of the organization of employment of our directors and nominees are as follows:

Name	Business Address
Vernon E. Altman	Bain & Company, 1901 Avenue of the Stars, Suite 200, Los Angeles, CA 90067

Richard J. Boyko	VCU AdCenter, 1313 East Main Street, Suite 103, Richmond, VA 23219

Wm. Christopher Gorog	Napster, Inc., 9044 Melrose Avenue, Los Angeles, CA 90069

Philip J. Holthouse	Holthouse, Carlin & Van Trigt LLP, 1601 Cloverfield Blvd., Suite 300 S., Santa Monica, CA 90404

Joseph C. Kaczorowksi	Grosvenor Park, 1310 Montana Avenue, 2nd Flr., Santa Monica, CA 90403

Ross Levinsohn	Velocity Interactive Group, 305 Lytton Avenue, Palo Alto, CA 94301

Brian C. Mulligan	1100 Glendon Avenue, Suite 2100, Los Angeles, CA 90024

Robert Rodin	RDN Group, 1390 Inverness Drive, Pasadena, CA 91103

Officers and Employees

The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with our Company, and the business address for each person is Napster, Inc., 9044 Melrose Ave., Los Angeles, California 90069.

Name	Principal Occupation
Wm. Christopher Gorog	Chairman and Chief Executive Officer

Bradford D. Duea	President

Christopher Allen	Chief Operating Officer

Suzanne M. Colvin	VP, Finance and Interim Chief Financial Officer

Aileen Atkins	Senior VP and General Counsel

Information Regarding Ownership of the Company’s Securities by Participants

The shares of our common stock beneficially owned or held of record as of June 30, 2008 by the persons listed above under “Directors and Nominees” and “Officers and Employees,” other than Aileen Atkins, are set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the Proxy Statement. As of June 30, 2008, Ms. Atkins beneficially owned 364,495 shares of our common stock, including 75,000 shares issuable upon the exercise of stock options that will vest within 60 days of June 30, 2008.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of shares of our common stock by the individuals who are considered “participants” between June 30, 2006 and June 30, 2008. Except as described in the Proxy Statement, shares of our common stock owned of record by each participant are also beneficially owned by such participant. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares (#)	Transaction Type
Vernon E. Altman	01/01/2007	3,125		(1)
	01/01/2008	3,125		(1)

Richard J. Boyko	01/01/2007	3,125		(1)
	01/01/2008	3,125		(1)

Wm. Christopher Gorog	08/15/2006	750		(3)
	02/14/2007	750		(3)
	04/26/2007	(32,450)		(4)
	05/08/2007	400,000		(1)
	05/31/2007	(18,774)		(4)
	08/15/2007	750		(3)
	02/15/2008	750		(3)
	04/26/2008	(32,450)		(4)
	05/08/2008	(32,450)		(4)
	05/12/2008	400,000		(1)
	05/31/2008	(18,744)		(4)

Philip J. Holthouse	01/01/2007	3,125		(1)
	01/01/2008	3,125		(1)

Joseph C. Kaczorowksi	01/01/2007	3,750		(1)
	01/11/2007	7,500		(1)
	01/01/2008	3,750		(1)

Ross Levinsohn	02/06/2007	12,500		(1)
	01/01/2008	3,125		(1)

Brian C. Mulligan	01/01/2007	3,750		(1)
	01/11/2007	7,500		(1)
	01/01/2008	3,750		(1)

Robert Rodin	01/01/2007	3,750		(1)
	01/11/2007	7,500		(1)
	01/01/2008	3,750		(1)

Bradford D. Duea	08/15/2006	750		(3)
	02/14/2007	750		(3)
	04/26/2007	(5,678)		(4)
	05/08/2007	115,000		(1)
	05/31/2007	(3,244)		(4)

Name	Date	Number of Shares (#)	Transaction Type
	08/15/2007	750		(3)
	01/01/2008	7,447		(1)
	02/14/2008	750		(3)
	04/26/2008	(5,678)		(4)
	05/08/2008	(9,329)		(4)
	05/12/2008	150,000		(1)
	05/31/2008	(3,245)		(4)

Christopher Allen	08/06/2007	200,000		(1)
	05/12/2008	250,000		(1)

Suzanne M. Colvin	08/14/2006	431		(3)
	02/14/2007	750		(3)
	04/26/2007	(2,402)		(4)
	05/08/2007	62,500		(1)
	05/31/2007	(811)		(4)
	08/14/2007	750		(3)
	01/01/2008	23,480		(1)
	02/14/2008	750		(3)
	04/26/2008	(2,028)		(4)
	05/08/2008	(5,070)		(4)
	05/12/2008	150,000		(1)
	05/31/2008	(811)		(4)

Aileen Atkins	04/26/2007	(3,351)		(4)
	05/08/2007	115,000		(1)
	05/31/2007	(2,700)		(4)
	04/26/2008	(3,701)		(4)
	05/08/2008	(10,348)		(4)
	05/12/2008	150,000		(1)
	05/13/2008	(15,031)		(2)
	05/31/2008	(2,706)		(4)

(1)	Acquired—Restricted Stock Award

(2)	Disposed—Same-day sale

(3)	Acquired—Purchase of common stock through employee stock purchase plan

(4)	Disposed—Shares withheld to satisfy tax withholding obligations in connection with the vesting of restricted stock award

Miscellaneous Information Regarding Participants

Except as described in this Appendix A or the Proxy Statement, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, any shares or other securities of the Company or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or the Proxy Statement, none of the participants’ associates beneficially owns, directly or indirectly, any of the Company’s securities. Other than as disclosed in this Appendix A or the Proxy Statement, neither we nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the Annual Meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Except as described in the Proxy Statement, none of us, the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in this Appendix A or the Proxy Statement, none of us, any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

APPENDIX B

TEXT OF PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

TO DECLASSIFY THE BOARD OF DIRECTORS

(Amendment to Paragraph B of Article VII)

ARTICLE VII

B. ~~The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2003. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.~~

Paragraph B of Article VII of the Certificate of Incorporation of Napster, Inc. is hereby deleted in its entirety and the following is substituted in lieu thereof:

Except as may otherwise be provided in the terms of any class or series of stock having a preference over the Common Stock, (1) at the annual meeting of stockholders of the Corporation held in 2009, directors elected to succeed the class of directors whose terms expire at the annual meeting of stockholders in 2009 shall be elected for a term of office to expire at the next annual meeting of stockholders after their election, (2) at the annual meeting of stockholders of the Corporation held in 2010, directors elected to succeed the class of directors whose terms expire at the annual meeting of stockholders in 2010 shall be elected for a term of office to expire at the next annual meeting of stockholders after their election, and (3) beginning with the annual meeting of stockholders in 2011, all directors shall be elected for a term of office to expire at the next annual meeting of stockholders after their election.

B-1

PROXY

NAPSTER, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING, SEPTEMBER 18, 2008

The undersigned, a stockholder of NAPSTER, INC., a Delaware corporation, acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of Napster’s Annual Report to Stockholders for its fiscal year ended March 31, 2008; and, revoking any proxy previously given, hereby constitutes and appoints Wm. Christopher Gorog and Aileen Atkins and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of Napster standing in the name of the undersigned at the Annual Meeting of Stockholders of Napster to be held at the Company’s Los Angeles office at 9044 Melrose Avenue, Los Angeles, California 90069 on September 18, 2008 at 10:00 a.m. local time, and at any postponement or adjournment thereof, on all matters coming before said meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, FOR each of Proposals 2 and 3 and AGAINST Proposal 4.

Mark Here for Address Comments Change or PLEASE SEE REVERSE SIDE

1. Election of three directors to our Board of Directors for a three-year term expiring in 2011.

Nominees:

FOR these WITHHELD

Nominees* for all

01 Richard J. Boyko,

02 Philip J. Holthouse and

03 Robert Rodin.

*To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

FOR AGAINST ABSTAIN

2. Ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2009. FOR AGAINST ABSTAIN

3. Amendment of the Company’s certificate of incorporation to eliminate the classified Board provision.

FOR AGAINST ABSTAIN

4. Stockholder proposal regarding the Preferred Stock Rights Agreement dated May 18, 2001.

5. In their discretion, the proxies are authorized to vote upon any other matters as may properly come before the meeting or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND PROPOSAL 3, AND AGAINST PROPOSAL

4. WHETHER OR NOT DIRECTION IS MADE, EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN HIS OR HER DISCRETION UPON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE .

Signature of Stockholder

Signature of Stockholder

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

2008

Dated

FOLD AND DETACH HERE